UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ALAMO GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ALAMO GROUP INC.
1627 East Walnut Street
Seguin, Texas 78155

Dear Fellow Stockholders:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Alamo Group Inc., to be held on Thursday, May 2, 2019, at 9:00 a.m. local time, at the Westin Riverwalk Hotel, 420 West Market Street, San Antonio, Texas 78205.  We hope that you will be able to attend the meeting.  Matters on which action will be taken at the meeting are explained in detail in the notice of meeting and proxy statement accompanying this letter.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

Whether or not you expect to be present and regardless of the number of shares you own, please mark, sign and mail the enclosed proxy in the envelope provided as soon as possible.  Stockholders may also vote through the Internet or by telephone.  If you attend the meeting, you may revoke your proxy and vote in person.

Thank you for your support.  We hope to see you at the meeting.

 /s/ Roderick R. Baty
Roderick R. Baty
Chairman of the Board of Directors
March 15, 2019

ALAMO GROUP INC.
1627 East Walnut Street
Seguin, Texas 78155

____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 2, 2019
____________________

To the Stockholders of
Alamo Group Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alamo Group Inc. (the “Company”) will be held at the Westin Riverwalk Hotel, 420 West Market Street, San Antonio, Texas, on Thursday, May 2, 2019, at 9:00 a.m. local time, for the following purposes:

1to elect the seven (7) directors named in the proxy materials to the Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

2to approve the compensation of the Company's named executive officers ("NEOs") on an advisory basis (the "say-on-pay proposal");

3to approve the Company's 2019 Equity Incentive Plan;

4to ratify the Audit Committee’s appointment of KPMG LLP as the Company's independent auditors for the 2019 fiscal year; and

5to transact such other business as may properly come before the meeting or any adjournment thereof.

In accordance with the Bylaws of the Company, the Board of Directors fixed the record date for the meeting as
March 15, 2019. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

Stockholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy and return it promptly.  A return envelope is enclosed for that purpose.  Stockholders may also vote through the Internet or by telephone.  Instructions for voting through the Internet or by telephone are included on the proxy card.

A complete list of stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten business days prior to the meeting, commencing April 17, 2019, at the offices of the Company’s Counsel, which is Clark Hill Strasburger, The Bakery Building, 2301 Broadway Street, San Antonio, Texas 78215-1157.

By Order of the Board of Directors
/s/ Edward T. Rizzuti
Edward T. Rizzuti
Secretary

Dated: March 15, 2019

ALAMO GROUP INC.
1627 East Walnut Street
Seguin, Texas 78155

Proxy Statement for the Annual Meeting of Stockholders
To Be Held on May 2, 2019

GENERAL INFORMATION

The accompanying Proxy is solicited by the Board of Directors (the “Board of Directors” or the “Board”) of Alamo Group Inc., a Delaware corporation (the “Company,” “we,” “our,” or “us”), to be voted at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 2, 2019, and at any meeting scheduled as a result of any adjournments thereof.  The meeting will be held at 9:00 a.m. local time, at the Westin Riverwalk Hotel, 420 West Market Street, San Antonio, Texas. This Proxy Statement and the accompanying Proxy are being mailed to stockholders on or about March 29, 2019.  The Annual Report of the Company for fiscal 2018 including audited financial statements for the fiscal year ended December 31, 2018, and a proxy card are enclosed.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on
May 2, 2019:  Our Proxy Statement and our Annual Report, which includes our Form 10-K for the fiscal year ended
December 31, 2018, are available free of charge on our website at:  www.alamo-group.com/fr.

Voting and Proxies

Only holders of record of common stock, par value $.10 per share (“Common Stock”), of the Company at the close of business on March 15, 2019 (the “Record Date”) shall be entitled to vote at the meeting.  There were 20,000,000 authorized shares of Common Stock and 11,740,074 shares of Common Stock outstanding on the Record Date.  Each share of Common Stock is entitled to one vote.  Any stockholder giving a proxy has the power to revoke the same at any time prior to its use by giving notice in person or in writing to the Secretary of the Company.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the 2019 Annual Meeting of Stockholders and any adjournment thereof. By signing and returning the enclosed proxy card, you authorize the persons named as proxies on the proxy card to represent you at the meeting and vote your shares. If you are not present at the meeting, your shares can be voted only when represented by a proxy either pursuant to the enclosed proxy card or otherwise. You may indicate a vote on the enclosed proxy card in connection with any of the listed proposals, and your shares will be voted accordingly. If you indicate a preference to abstain from voting, no vote will be cast.

Votes Required to Approve a Proposal

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting. A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” will be included in determining the presence of a quorum at the Annual Meeting. Where a stockholder’s proxy or ballot is properly executed and returned but does not provide voting instructions, the shares of such stockholder will nevertheless be counted as being present at the Meeting for the purpose of determining a quorum.

“Broker non-votes” occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then vote those shares on the stockholder’s behalf.

Each director will be elected by a majority of the votes cast with respect to such director.  A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director.  Abstentions and "broker non-votes" are not considered to be votes cast with respect to the election of directors. Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.”  As required by the Company’s Bylaws, each director has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by stockholders and the Board accepts the resignation.  If a director is not elected, the Nominating/Corporate Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation.  The Board will decide whether to accept or reject the resignation and publicly disclose its decision and, if it rejects the resignation, the rationale behind the decision, within 90 days after the election results are certified.

Approval of the say-on-pay proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.  Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker is not permitted to vote your shares with respect to the say-on-pay proposal if your broker does not receive voting instructions from you. Abstentions are entitled to vote on this proposal and therefore will have the same effect as a negative vote on this proposal. Broker non-votes will have no impact on the proposal since they are not considered shares entitled to vote on the proposal.

Approval of the 2019 Equity Incentive Plan requires the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereat. Abstentions are present and entitled to vote and will thus have the same effect as a negative vote on the proposal to approve the 2019 Equity Incentive Plan. Broker non-votes will have no impact on the proposal since they are not considered shares entitled to vote on the proposal.

The ratification of KPMG LLP’s appointment as the Company’s independent auditor requires the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereat. Abstentions are present and entitled to vote and will thus have the same effect as a negative vote on the proposal to approve and ratify the appointment of KPMG LLP.

 BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Listed in the following table are the only beneficial owners of more than five percent of the Company's outstanding Common Stock that the Company is aware of as of February 22, 2019.  In addition, this table includes the outstanding voting securities beneficially owned by the Company’s directors, by its executive officers that are listed in the Summary Compensation Table, and by its directors and executive officers as a group as of February 22, 2019.  Unless indicated otherwise below, the address of each person named on the table below is: c/o Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

Beneficial Owner of Common Stock	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Henry Crown and Company c/o Brian Gilbert Gould & Ratner LLP 222 N. LaSalle Street, Suite 800 Chicago, IL 60601	1,700,000	(3)	14.48%
BlackRock Inc. 55 East 52nd Street New York, NY 10055	1,693,191	(4)	14.42%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	872,028	(5)	7.43%
Victory Capital Management Inc. 4900 Tiedeman Rd 4th Floor Brooklyn, OH 44144	770,068	(6)	6.56%
Ronald A. Robinson	249,260	(7)(10)	2.12%
David W. Grzelak	16,008	(8)(9)	*
Roderick R. Baty	18,104	(9)	*
Eric P. Etchart	5,659	(9)	*
Robert P. Bauer	4,752	(9)	*
Tracy C. Jokinen	2,640	(9)	*
Richard W. Parod	2,220	(9)	*
Geoffrey Davies	6,000	(7)(10)	*
Dan E. Malone	21,725	(7)(10)	*
Jeffery A. Leonard	16,900	(7)(10)	*
Richard H. Raborn	6,768	(7)(10)	*
All Directors and Executive Officers (14 Persons)	385,954	(7)(10)	3.29%
___________________
*Less than 1% of class.
1In each case, the beneficial owner has sole voting and investment power, except as otherwise provided herein.
2The calculation of percent of class is based on the number of shares of Common Stock outstanding as of February 22, 2019, being 11,739,074  shares.
3Based on Schedule 13D/A, dated December 21, 2012, Bgear Investors LLC, a Delaware limited liability company, and Henry Crown and Company, an Illinois limited liability partnership, had shared voting and dispositive power over 1,361,700 shares and Henry Crown and Company, a Delaware corporation, had sole voting and dispositive power over 338,300 shares as of December 31, 2012.
4Based on Schedule 13G, dated January 24, 2019, by which BlackRock, Inc. reported that as of December 31, 2018, it had sole voting power over 1,631,554 shares and had shared voting power over none of the shares and sole dispositive power over 1,693,191 shares. BlackRock, Inc. reported beneficial ownership of the 1,693,191 shares as of December 31, 2018.
5Based on Schedule 13G, dated February 8, 2019, by which Dimensional Fund Advisors LP reported that as of December 31, 2018, it had sole voting power over 820,349 shares, had shared voting power over none of the shares and had sole dispositive power over 872,028 shares. Dimensional Fund Advisors LP reported beneficial ownership in 872,028 shares as of December 31, 2018.
6Based on Schedule 13G, dated February 1, 2019, by which Victory Capital Management Inc. reported that as of December 31, 2018, it had sole voting power over 755,618 shares, had shared voting power over none of the shares and had sole dispositive power over 770,068 shares. Victory Capital Management Inc. reported beneficial ownership in 770,068 shares as of December 31, 2018.
7Includes: shares available for exercise under various stock options as follows: 20,000 shares for Mr. Robinson; zero shares for Mr. Davies; 5,200 shares for Mr. Malone; 5,200 shares for Mr. Leonard; 500 shares for Mr. Raborn; and 15,500 shares for other executive officers.
8Includes: shares available for exercise under non-qualified stock options as follows: 8,000 shares for Mr. Grzelak.
9Includes: unvested restricted stock awards that have power to vote and receive dividends as follows: 2,350 shares each for Mr. Baty and Mr. Grzelak, 2,288 shares each for Mr. Bauer and Mr. Etchart, 1,970 shares for Ms. Jokinen, and 1,115 shares for Mr. Parod.
10Includes: unvested restricted stock awards that have power to vote and receive dividends as follows: 26,000 shares for Mr. Robinson; 3,725 shares for Mr. Davies; 3,675 shares for Mr. Malone; 5,200 shares each for Mr. Leonard and Mr. Raborn; and 7,350 shares for other executive officers.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of directors which shall constitute the whole Board of Directors shall be fixed and determined from time to time by resolution adopted by the Board of Directors.  Currently, the size of the Board of Directors has been fixed at seven (7) directors.

Each director elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until a successor is elected and qualified.  Unless otherwise instructed, shares represented by properly executed proxies in the accompanying form will be voted for the individuals nominated by the Board of Directors set forth below. Although the Board of Directors anticipates that the listed nominees will be able to serve, if at the time of the meeting any such nominee is unable or unwilling to serve, such shares may be voted at the discretion of the proxy holders for a substitute nominee.  The Nominating/Corporate Governance Committee of the Board of Directors recommended the individuals listed below to the Board of Directors and the Board of Directors nominated them. Certain information concerning such nominees, including all positions with the Company and principal occupations during the last five years, is set forth below.

We have provided below information about our nominees, all of whom are incumbent directors, including their ages, years of service as directors, and business experience. We have also included information about each nominee’s specific experience, qualifications, attributes, or skills that led the Board to conclude that he/she should serve as one of our directors in light of our business and structure. All of our nominees bring to our Board extensive management and leadership experience gained through their service as executives and, in several cases, chief executive officers or chief financial officers of diverse businesses. In these executive roles, they have taken hands-on, day-to-day responsibility for strategy and operations, including management of capital, risk and business cycles. In addition, several nominees bring private and public company board experience with either significant experience on other boards or long service on our board. This broadens their knowledge of board policies and processes, rules and regulations, issues and solutions.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Roderick R. Baty, age 65, has been a director of the Company since August 2011 and was appointed Chairman of the Board on May 3, 2018. Mr. Baty served as Chairman and Chief Executive Officer of NN, Inc., from May 2001 until his retirement in May 2013. NN, Inc. is a publicly owned global manufacturer of industrial rubber and plastic products and precision metal components serving a variety of markets, including the automotive industry, original equipment manufacturers, HVAC, heavy equipment and many other industrial end markets. Mr. Baty joined NN, Inc. in 1995 as Vice President of Sales and Marketing/Chief Financial Officer and was elected to the Board of Directors. In 1997, he was named President and Chief Executive Officer, and was elected Chairman of the Board in 2001. Prior to joining NN, Inc., Mr. Baty served as President and Chief Operating Officer of Hoover Precision Products from 1990 to 1995. Hoover Precision Products is a North American specialist manufacturer of precision balls serving various industries, including automotive, aerospace, anti-friction bearings, pumps, medical, pen, and furniture applications. Mr. Baty brings to the Board senior executive leadership experience in the areas of public company governance, operational, financial and strategic management within industrial and international manufacturing companies.
Robert P. Bauer, age 60, has been a director of the Company since August 2015. Mr. Bauer serves as President and Chief Executive Officer and as a director of the L.B. Foster Company ("L.B. Foster"), a manufacturer, fabricator and distributor of products and services for transportation and energy infrastructure. L.B. Foster specializes in infrastructure maintenance material for freight and transit rail systems; construction products for highway bridges and ports; tubular products and services for pipeline and drilling applications; and precision metering solutions for pipelines. Mr. Bauer joined L.B. Foster in February of 2012. Prior to joining L.B. Foster, Mr. Bauer was President of the Refrigeration Business for Emerson Climate Technologies, a subsidiary of Emerson Electric Company, and served in various executive positions at Emerson Electric Company from 1994 until he was recruited to L.B. Foster. Mr. Bauer brings to the Board many years of experience in the global manufacturing environment, with valuable and extensive knowledge concerning global product marketing, new product development, strategic planning, corporate governance and mergers and acquisitions.

Eric P. Etchart, age 62, has been a director of the Company since August 2015. From 2007 until his retirement in January 2016, Mr. Etchart served as Senior Vice President for the Manitowoc Company, Inc., a worldwide global manufacturer of cranes and foodservice equipment serving both residential and non-residential markets as well as infrastructure and power industries. Mr. Etchart was the President of the Manitowoc Crane Group from 2007 until 2015 and Senior Vice President of Business Development from 2015 until his retirement. Prior to joining Manitowoc, Mr. Etchart held various management positions for Potain S.A., a global manufacturer of tower cranes, until it was acquired by Manitowoc in 2001. Mr. Etchart is a National Association of Corporate Directors (NACD) fellow. Mr. Etchart brings to the Board over thirty years of global manufacturing experience, extensive knowledge of and expertise in finance and marketing, and is a French national with over twenty years of management experience outside the U.S., which provides the Company with a meaningful international perspective on global markets.
David W. Grzelak, age 69, has been a director of the Company since August 2006. Mr. Grzelak became Chairman and Chief Executive Officer of Komatsu America Corporation ("Komatsu America") in April 2002. He retired from his position as Chief Executive Officer of Komatsu America in April 2012 and retired as Chairman in July 2013.  From 2013 to 2015, he served as the Executive Mining Advisor for the Global Mining Business Division of Komatsu Ltd. in Japan. Komatsu America is a wholly-owned subsidiary of Komatsu Ltd., a global enterprise incorporated in Japan that engages in the manufacturing, development, marketing and sale of a diversified range of industrial-use products and services.  Komatsu America manufactures and markets Komatsu lines of hydraulic excavators, wheel loaders, crawler dozers, off-highway trucks and motor graders.  Mr. Grzelak has gained significant experience as a senior executive within a global industrial equipment manufacturing company and he brings to the Board valuable insights concerning the distribution, marketing and sales of the Company’s products as well as operational and financial expertise.

Tracy C. Jokinen, age 50, has been a director of the Company since August 2016. Ms. Jokinen is the Executive Vice President and Chief Financial Officer of Acelity L.P. Inc. ("Acelity"), a leading global medical technology company. Before joining Acelity in June of 2017, Ms. Jokinen served as the Chief Financial Officer of G&K Services, Inc. (“G&K”), a service-focused provider of branded uniform and facility services programs, from 2014 to 2017. Prior to her service as Chief Financial Officer of G&K, Ms. Jokinen spent 22 years with Valspar Corporation (“Valspar”), a global manufacturer of paints and coatings, in various positions of increasing responsibility. Most recently, she served as Valspar’s Vice President, Corporate Finance, where she led Valspar’s tax, treasury, investor relations, internal audit, operations, finance, and corporate accounting functions. Her previous positions at Valspar included Vice President, Finance & Strategy, and Vice President, Corporate Controller and Chief Accounting Officer. Ms. Jokinen's extensive and varied management experience, a significant portion of which was within the manufacturing sector, provides the Company with meaningful financial and accounting expertise as well as useful problem solving skills relevant to a large multinational manufacturing company.
Richard W. Parod, age 65, was appointed a director of the Company on December 14, 2017. Mr. Parod was the President and Chief Executive Officer and a director of the Lindsay Corporation ("Lindsay") from April 2000 until his retirement on December 1, 2017. Prior to Lindsay, Mr. Parod served as the Vice President and General Manager of the Toro Company's Irrigation Division from 1997 to 2000. In his role as President and CEO with Lindsay, a global manufacturer of agricultural and infrastructure equipment, Mr. Parod gained valuable executive leadership experience and he brings meaningful expertise in many areas relevant to the Company, including manufacturing operations, product development, sales and marketing, strategic planning, accounting and corporate governance.

Ronald A. Robinson, age 66, has been President, Chief Executive Officer and a director of the Company since 1999.  Mr. Robinson previously was President of Svedala Industries, Inc. ("Svedala"), the U.S. subsidiary of Svedala Industries AB of Malmo, Sweden, a leading manufacturer of equipment and systems for the worldwide construction, mineral processing and materials handling industries.  Mr. Robinson joined Svedala in 1992 when it acquired Denver Equipment Company of which he was Chairman and Chief Executive Officer.  Mr. Robinson has a deep knowledge and understanding of our Company and our lines of business. Mr. Robinson has demonstrated his leadership abilities and his commitment to our Company.

The Board has delegated some of its authority to three Committees of the Board of Directors.  These are the Audit Committee, Nominating/Corporate Governance Committee, and Compensation  .  All three Committees have published charters on the Company’s website at www.alamo-group.com under the “Our Commitment” tab.  The following table shows the current membership of each Committee of the Board (all members of which are independent) and the number of meetings held by each Committee during 2018:

	Compensation Committee	Audit Committee	Nominating/Corporate Governance Committee
Roderick R. Baty
Robert P. Bauer	X		X
Eric P. Etchart	X	X	Chair
David W. Grzelak	Chair	X	X
Tracy C. Jokinen		Chair	X
Richard W. Parod	X	X
Ronald A. Robinson
Number of Fiscal 2018 Meetings	4	4	2

INFORMATION CONCERNING DIRECTORS

None of the nominees for director or the executive officers of the Company has a familial relationship with any of the other executive officers or other nominees for director. In accordance with our Corporate Governance Guidelines, no director may serve on more than three public company boards of directors.  Mr. Etchart has served as director of Graco Inc., a publicly traded company, since 2010 and is a member of the Audit and Compensation Committees of Graco. Mr. Etchart has also served as a director of the WD-40 Company, a publicly traded company, since December of 2016 where he is currently the chairman of the Nominating and Governance Committee and a member of the Finance Committee.  Mr. Grzelak has been a director of Sun Hydraulics Corporation, a publicly traded company, since 2015 and is a member of the Audit Committee and the Nominating Committee of Sun Hydraulics. Mr. Parod has served as a director of Raven Industries, Inc., a publicly traded company, since December of 2017 and is a member of their Audit Committee. Mr. Parod also serves on the advisory board of CPM, which is a privately held company.  Mr. Bauer is a director of L.B. Foster, a publicly traded company, where he also serves as President and Chief Executive Officer. Mr. Baty was a director of NN, Inc., a publicly traded company, until his retirement in May 2013.  Except as disclosed above, none of the directors or nominees is a director or has been a director over the past five years of any other company which has a class of securities registered under, or is required to file reports under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or of any company registered under the Investment Company Act of 1940, as amended.

Non-management directors may meet in executive session, without the Chief Executive Officer, at any time, and there are regularly scheduled non-management executive sessions at each meeting of the Board of Directors and Committees thereof. The Chairman of the Board and the Chair of each Committee presides over his or her respective executive sessions.

In determining independence, each year the Board affirmatively determines whether each director has any “material relationships” with the Company other than as a director.  When assessing the “materiality” of a director’s relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions.

The Board of Directors has determined that all of its current directors except Mr. Robinson, President and CEO, have no material relationships with the Company or its auditors and are independent within the meaning of the New York Stock Exchange (“NYSE”) listing standards on director independence and the director independence standards established under the Company’s Corporate Governance Guidelines, which are available at www.alamo-group.com under the “Our Commitment” tab.

If you and other interested parties wish to communicate with the Board of Directors of the Company, you may send correspondence to the Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.  The Secretary will submit your correspondence to the Board or to the appropriate Committee or Board member, as applicable.  The Board’s policy regarding stockholder communication with the Board of Directors is available at www.alamo-group.com under the “Our Commitment” tab.

Stockholders and other interested parties may communicate with non-management directors of the Board by sending their correspondence to the Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

Vote required.  Each director will be elected by a majority of the votes cast with respect to such director. All proxies will be voted “FOR” these nominees unless a contrary choice is indicated.  Shares voting “abstain” on any nominee for director will be excluded from the vote and will have no effect on the election of directors. Broker non-votes will also be excluded from the vote and will have no effect on the election of directors.

THE BOARD OF DIRECTORS HAS APPROVED THE SLATE OF DIRECTORS AND
RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL SEVEN NOMINEES, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" EACH NOMINEE UNLESS OTHERWISE INSTRUCTED.

INFORMATION CONCERNING THE BOARD AND COMMITTEES OF THE BOARD

Meetings and Committees of the Board

During the fiscal year ended December 31, 2018, the Board held five meetings.  Each incumbent director attended in person or by phone more than 75% of the total number of meetings of the Board and Committees on which the director served during 2018. It is a policy of the Board that all directors attend the Annual Meeting of Stockholders.  All of our directors attended the Annual Meeting of Stockholders in May 2018.

Board Leadership Structure

The Board does not have a policy on whether the same person should serve as both the CEO and Chairman of the Board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee.  The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time.

Currently, Mr. Baty serves as Chairman of the Board and Mr. Robinson serves as the CEO. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board sets the agenda for Board meetings and presides over meetings of the full Board. The Board believes that its current leadership structure is appropriate at this time.

The Board's Role in Strategic and Risk Oversight

  Our Board takes an active role in overseeing management's development and implementation of its strategic plan. It receives a comprehensive overview of management's strategic plan for the Company's business at least annually and reviews periodic updates concerning the Company's execution of the plan, as well as updates from individual business units at regularly scheduled Board meetings during the course of the year. The Board provides insight and guidance to Company management and, if necessary, challenges management concerning the Company's overall strategic direction. The Board also monitors and analyzes the Company's financial results and approves all material acquisitions and significant capital expenditures.

The Board also has an active role in overseeing management of the Company’s risk. The Board regularly reviews information regarding the Company’s operational, financial, legal and regulatory, strategic and reputational risks which is usually conveyed to the Board by the senior management of the Company or by one of the Board’s Committees. Because overseeing risk is an ongoing process and an inherent part of the Company’s strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific proposed actions.

The Board has delegated certain risk management oversight responsibility to the Board committees. The Audit Committee oversees risks related to the Company’s accounting, auditing, reporting, financial practices (including the integrity of the Company’s financial statements), administration and financial controls and compliance with legal and regulatory requirements. The Audit Committee also reviews and discusses the Company’s policies with respect to risk assessment and risk management. The Compensation Committee oversees risks relating to the Company’s compensation, incentive compensation, and equity-based compensation plans. The Nominating/Corporate Governance Committee oversees risks relating to the composition and organization of the Board and the Company's governance practices.

The Company believes that its leadership structure also enhances the risk oversight function of the Board.  Our CEO regularly discusses material risks facing the Company with management and members of the Board. Our CEO, as a member of the Board, is also expected to report candidly to his fellow directors on his assessment of the material risks the Company faces, based upon the information he receives as part of his management responsibilities.

The Audit Committee

In January 2018, the Audit Committee of the Board of Directors consisted of Mr. Baty (Chair), Messrs. Etchart and Grzelak and Ms. Jokinen. In May of 2018, Mr. Baty departed from the Audit Committee following his appointment as the Chairman of the Board, at which time Ms. Jokinen was appointed as Chair of the Audit Committee, Mr. Parod was appointed as a new member of the Committee and Messrs. Etchart and Grzelak were reappointed. The Committee met four times during fiscal 2018. All Committee members were present in person or by telephone at the meetings. The duties and responsibilities of the Committee include, among other things, to:

-	appoint, approve compensation, and oversee the work of the independent auditor;
-	review at least annually a report by the independent auditor describing the firm’s internal control procedures and any material issues raised by the most recent internal control review;
-	preapprove all audit services and associated fees by the independent auditors;
-	preapprove all permissible non-audit services to be provided by the independent auditor;
-	review the independence of the independent auditor;
-	review the scope of audit and resolve any difficulties or disagreements with management encountered during the audit or any interim periods;
-	review and discuss with management and the independent auditor the annual audit and quarterly financial statements of the Company;
-	recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K and in the quarterly reports on Form 10-Q, in both cases, as reviewed;
-	review the adequacy and effectiveness of the Company’s internal controls;
-	review the adequacy and effectiveness of the Company’s disclosure controls and management reports thereon;
-	approve the scope of the internal auditor’s audit plan;
-	review and approve earnings press releases, financial information and earnings guidance, if any;
-	review financial risk assessment presented by management;
-	oversee the Company’s compliance systems with respect to legal and regulatory requirements, review the Company’s Code of Business Conduct and Ethics and monitor compliance with such code;
-	review complaints regarding accounting, internal accounting controls and auditing matters, including a way to report anonymously;
-	review the Company’s adherence to regulations for the hiring of employees and former employees of the independent auditor; and
-	review and evaluate annually the qualifications, performance and independence of the independent auditor, including a review and evaluation of the lead partner of the independent auditor, and assure regular rotation of the lead audit partner as required by law.

The Audit Committee reports to the Board on its activities and findings.

The Board has determined that under current NYSE listing standards all members of the Committee are financially literate, are “Audit Committee financial experts,” and are independent under the Company’s Corporate Governance Guidelines and NYSE listing requirements, and that each has accounting or related financial management expertise as required by the NYSE listing standards.  The Committee’s Charter and Corporate Governance Guidelines, which have been approved by the Board, are reviewed at least annually and may be viewed on the Company’s website www.alamo-group.com under the “Our Commitment” tab.

Report of the Audit Committee

                The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission (the “SEC”) or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The Audit Committee is currently comprised of four independent members of the Company’s Board of Directors. Each member of the Audit Committee is independent under applicable law and NYSE listing requirements.  The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which the Board of Directors reviews on an annual basis.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting.  In fulfilling its oversight responsibilities in fiscal 2018, the Committee reviewed and discussed with management the Quarterly Reports on Form 10-Q and the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant adjustments, and the clarity of disclosures in the financial statements.

The Committee reviewed with management and with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the independent auditors with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61).  In addition, the Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence as described in Item 407(d)(3)(i) of Regulation S-K. The Committee has also considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with the independent auditors the overall scope and plans for their audit.  They also discussed with management and the internal auditor the overall scope and plans for the Company’s assessment of internal control.  The Committee meets with the independent auditors and the internal auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting.  The Committee met four times during fiscal 2018.  All Committee members were present at the meetings.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.  The Audit Committee also recommended, subject to stockholder ratification, the appointment of KPMG LLP as the Company’s independent auditors for fiscal year 2019.  Audit, audit-related and any permitted non-audit services provided to the Company by KPMG LLP are subject to preapproval by the Audit Committee.

AUDIT COMMITTEE

Tracy C. Jokinen, Chair
Eric P. Etchart, Member
David W. Grzelak, Member
Richard W. Parod, Member

The Nominating/Corporate Governance Committee

In January 2018, the Nominating/Corporate Governance Committee consisted of Messrs. Etchart (Chair), Baty, Bauer, and Grzelak. In May of 2018, Mr. Baty departed from the Nominating/Corporate Governance Committee following his appointment as the Chairman of the Board, at which time Ms. Jokinen was appointed as a new member of the Committee and Messrs. Etchart (Chair), Bauer and Grzelak were all reappointed. During 2018, the Committee held two meetings. All Committee members were present at the meetings.  The Committee has the responsibility, among other things, to:

-	evaluate director candidates and has sole authority to retain a search firm in that effort, approve its fees and scope of service;
-	recommend to the Board of Directors nominees for Board election by the stockholders based upon their qualifications, knowledge, skills, expertise, experience and diversity;
-	review Board composition to reflect the appropriate balance of knowledge, skills, expertise, experience and diversity;
-	review size of the Board and the frequency and structure of Board meetings;
-	recommend to the Board the establishment, elimination, size and composition of standing Committees;
-	review, at least annually, the Company's Code of Business Conduct & Ethics;
-	make recommendations to the Board concerning public company governance matters based on trends and best practices;
-	oversee and establish procedures for the annual evaluation of the Board and management; and
-	develop, recommend to the Board, and review annually a set of corporate governance guidelines.

The Board of Directors has determined that the members of the Committee are independent under the Company’s Corporate Governance Guidelines and NYSE listing requirements.  The Committee’s Charter and the Company’s Corporate Governance Guidelines are reviewed at least annually and may be viewed on the Company’s website www.alamo-group.com under the “Our Commitment” tab.

The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders.  The Committee’s Policy Regarding Director Candidates Recommended by Shareholders, the Company’s Corporate Governance Guidelines (including our standards of director independence), the charters of our Board Committees, and the Company’s Code of Business Conduct and Ethics are on our website www.alamo-group.com under the “Our Commitment” tab and are available in print at no charge to any stockholder who requests them by writing to Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

Any stockholder of the Company who complies with the notice procedures set forth below and is a stockholder of record at the time such notice is delivered to the Company may make a director recommendation for consideration by the Nominating/Corporate Governance Committee. A stockholder may make recommendations at any time, but recommendations for consideration of a nominee at the Annual Meeting of Stockholders must be received not less than 120 days before the first anniversary of the date the proxy statement was released to stockholders in connection with the previous year’s annual meeting. Therefore, to submit a candidate for consideration for nomination at the 2020 Annual Meeting of Stockholders, a stockholder must submit the recommendation, in writing, by November 30, 2019. The written notice must demonstrate that it is being submitted by a stockholder of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the stockholder must provide confirmation of each candidate’s consent to serve as a director. A stockholder must send recommendations to the Nominating/Corporate Governance Committee, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

The Nominating/Corporate Governance Committee identifies, evaluates and recommends director candidates to the Board of Directors.  In identifying and recommending nominees for positions on the Board of Directors, the Nominating/Corporate Governance Committee places primary emphasis on (i) judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) diversity of viewpoints, backgrounds, experiences and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee's expertise, skills, knowledge and experience with that of other members of the Board will build a board that is active, collegial and responsive to the needs of the Company.  Although diversity may be a consideration in the Committee’s process, the Committee and the Board of Directors do not have a formal policy with regard to the consideration of diversity in identifying director nominees.  Nominees are not discriminated against on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis prescribed by law.

Upon identifying a director candidate, or considering a director candidate recommended by a stockholder, the Committee initially determines the need for additional or replacement Board members and evaluates all the director candidates under the criteria described above, based on the information the Committee receives with the recommendation or otherwise possesses, which may be supplemented by certain inquiries. If the Committee determines, in consultation with other Board members including the Chair, that a more comprehensive evaluation is warranted, the Committee may then obtain additional information about the director candidate’s background and experience, including by means of interviews. The Committee will then evaluate the director candidate further, again using the evaluation criteria described above. The Committee receives input on such director candidates from other directors, and recommends director candidates to the full Board of Directors for nomination. The Committee may engage a third party to assist in the search for director candidates or to assist in gathering information regarding a director candidate’s background and experience.  If the Committee engages a third party, the Committee approves the fee that the Company pays for such services.

The Compensation Committee

In January 2018, the Compensation Committee of the Board of Directors consisted of Messrs. Grzelak (Chair), Bauer, Etchart and Ms. Jokinen. In May of 2018, Ms. Jokinen departed from the Compensation Committee, at which time Mr. Parod was appointed as a new member and Messrs. Grzelak (Chair), Bauer and Etchart were reappointed.  The Committee held four meetings in 2018. All Committee members were present at the meetings.  The duties and responsibilities of the Committee include, among other things, to:

-	review and approve, at least annually, the goals and objectives relevant to CEO compensation and the structure of the Company’s plans for executive compensation, incentive compensation, equity-based compensation and its general compensation, and employee benefit plans, and make recommendations to the Board;
-	evaluate annual performance of the CEO in light of the goals of the Company’s executive compensation plans, and recommend his or her compensation based on this evaluation;
-	in consultation with the CEO, review, evaluate and recommend to the Board the compensation of all executive officers and key managers;
-	evaluate and recommend to the Board compensation of directors for Board and Committee service;
-	review and recommend to the Board any severance agreement made with the CEO;
-	review and recommend to the Board the amount and terms of all individual stock options or grants;
-	review executive officer and director compliance with stock ownership requirements;
-	review and recommend to the Board all equity-based and incentive compensation plans that are subject to stockholder approval; and
-	approve and issue the annual report on executive compensation required by the SEC for inclusion in the Company’s proxy statement.

The Compensation Committee may delegate its duties and responsibilities to subcommittees as it deems necessary and advisable.  The role of our executive officers in determining compensation is discussed below under “Compensation Discussion and Analysis.”  The Compensation Committee has the authority to retain, at the Company’s expense, compensation consultants and other advisers as it deems necessary to assist in the fulfillment of its duties. In 2015 and 2016, the Compensation Committee received independent compensation consulting services from Longnecker & Associates (“Longnecker”). Longnecker's primary role was to provide the Committee with market data and information regarding compensation trends in our industry, to make recommendations regarding the design of our incentive compensation program and overall executive compensation levels, and to assist the Committee in developing an appropriate peer group of companies for compensation benchmarking purposes. The Committee also engaged Longnecker in 2017 and 2018 to provide benchmarking information with respect to certain of our executive positions that had undertaken increased responsibilities and to provide updated information to the Committee concerning executive and director compensation. Our use of Longnecker was intended to provide additional assurances that our executive compensation program is reasonable, competitive and consistent with our objectives.

Although management provides information to Longnecker, management does not direct or oversee the retention or activities of Longnecker, and Longnecker reports directly to the Compensation Committee. Other than serving as compensation consultant to the Committee, Longnecker did not provide any other services to the Company. The Compensation Committee assessed the independence of Longnecker pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Longnecker from independently advising the Compensation Committee.

The Board of Directors has determined that the members of the Committee are independent under the Company’s Corporate Governance Guidelines, the NYSE listing requirements, the Exchange Act and the rules and regulations of the SEC.  The Committee’s Charter and the Company’s Corporate Governance Guidelines are reviewed at least annually and may be viewed on the Company’s website www.alamo-group.com under the “Our Commitment” tab.

Other Corporate Governance Information

We recognize that strong corporate governance contributes to long-term stockholder value. Accordingly, we are committed to sound governance practices including those described below:

•All of our directors, except our CEO, are independent
•All of the Committees of our Board are composed entirely of independent directors
•Independent directors meet regularly in executive session without management present
•The Board regularly reviews with management the Company's overall strategic plan and risk assessment
•The Board and its committees conduct annual performance evaluations
•The Board conducts peer reviews of individual independent directors
•All directors are elected annually and by majority vote
•Directors and officers are subject to stock ownership requirements

Stock Ownership Guidelines

Consistent with our objective of aligning management's interests with the interests of our stockholders, the Company adopted formal stock ownership guidelines applicable to senior executives and non-employee directors of the Company. The guidelines require that the total value of the executive's or director's holdings of Company stock must equal or exceed the specified target values shown below:

Title	Target Ownership
Chief Executive Officer	5 times annual base salary
Division EVPs & CFO	2.5 times annual base salary
All other Section 16 Officers	2 times annual base salary
Other Key Senior Executives	1 time annual base salary
Outside Directors	5 times annual cash retainer

Each senior executive and director is expected to meet the target ownership requirements within a period of five (5) years from the date of adoption of our guidelines (on or before May of 2023) or, for any newly hired/promoted executives or newly appointed directors, within five (5) years from the date of hire, promotion or appointment. Senior executives and directors are required to hold at least 50% of the net shares of Company stock obtained through the Company's equity compensation programs until the applicable ownership targets are achieved.  Compliance with the stock ownership guidelines is measured annually and reported to the Compensation Committee.  Messrs. Robinson, Leonard and Malone have met the Company's share ownership requirements, and Mr. Raborn continues to make significant progress towards achievement of the target. While Mr. Davies has made progress towards meeting his target, as previously announced, he will be retiring as an executive officer of the Company at the end of June 2019.  All of our Directors have met the share ownership requirement.
For purposes of calculating ownership value, we count (i) all vested Company stock owned directly and indirectly (e.g., held by a spouse or trust) including vested restricted stock and restricted stock units, (ii) all shares of time-based unvested restricted stock and restricted stock units, and (iii) the in-the-money value of vested but unexercised stock options. We do not count unvested stock options or unvested performance-based equity awards. The failure by an executive or director to achieve or to show sustained progress towards achievement of the applicable ownership target within the recommended time period(s) may result in the reduction of future long term incentive grants and/or a requirement that the executive/director retain all Company stock obtained through the vesting or exercise of any equity grants or the taking of any other action as may be appropriate.

Prohibition on Hedging and Pledging

The Company has adopted a policy prohibiting directors and executives from pledging Company stock as collateral for any outstanding obligation or entering into any transactions intended to hedge or offset any decrease in the market value of Company stock. Such prohibition does not apply to the amount of Company stock held by our NEOs or other senior executives in excess of their applicable stock ownership target, as set forth under our Stock Ownership Guidelines.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company or one of our subsidiaries may occasionally enter into transactions with certain “related persons.”  Our Board has adopted a written Related Person Transactions Policy (the “Policy”) governing the approval or ratification of Related Person Transactions by the Audit Committee or all of the disinterested members of the Board, if necessary.

For purposes of the Policy, a Related Person Transaction generally means any transaction outside the normal course of business and not arms-length involving an amount in excess of $120,000 cumulatively within a twelve month period in which the Company is a participant and in which a Related Person, as defined below, has a direct or indirect material interest. In addition, proposed charitable contributions, or pledges of charitable contributions in excess of $100,000 cumulatively within a twelve month period, by the Company to a charitable or nonprofit organization identified on the roster of Related Persons, are also subject to prior review and approval by the Audit Committee.  A Related Person means (i) an executive officer or director of the Company or a nominee for director of the Company, (ii) a beneficial owner of more than 5% of any class of voting securities of the Company, (iii) an immediate family member of any of the persons identified in clauses (i) or (ii) hereof, or (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Prior to entering into the Related Person Transaction, (a) the Related Person, (b) the director, executive officer, nominee or beneficial owner who is an immediate family member of the Related Person, or (c) the relevant business manager responsible for the potential Related Person Transaction shall provide notice to the General Counsel of the facts and circumstances of the proposed Related Person Transaction. The General Counsel shall advise the Chair of the Audit Committee of any Related Person Transaction of which he becomes aware.

 Under the Policy, the Audit Committee shall consider each Related Person Transaction, unless the Audit Committee determines that the approval or ratification of such Related Person Transaction should be considered by all of the disinterested members of the Board of Directors.

In considering whether to approve or ratify any Related Person Transaction, the Audit Committee or the disinterested members of the Board of Directors, as the case may be, shall consider all factors that are relevant to the Related Person Transaction, including, without limitation, the following:

-	the size of the transaction and the amount payable to a Related Person;
-	the nature of the interest of the Related Person in the transaction;
-	whether the transaction may involve a conflict of interest; and
-	whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

There were no Related Party Transactions during the fiscal year ending December 31, 2018.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the Compensation Committee are independent directors, and none are present or past employees or officers of the Company or any of its subsidiaries. None of our executive officers has served on the Compensation Committee (or its equivalent) or board of directors of another company that, in turn, had an executive officer serving on our Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS
This section provides information regarding the compensation program in place for the Company’s principal executive officer, principal financial officer, and the three most highly compensated executive officers other than the principal executive officer and principal financial officer (“Named Executive Officers” or “NEOs”).  All NEOs are listed in the Summary Compensation Table.  This section also includes information regarding, among other things, the overall objectives of the Company’s compensation program and each element of compensation that we provide.
In 2018, our NEOs were as follows:

NAME	TITLE
Ronald A. Robinson	President & CEO
Dan E. Malone	EVP & CFO, Principal Financial Officer
Geoffrey Davies	EVP & Managing Director, Alamo Group Europe Ltd.
Jeffery A. Leonard	EVP Industrial Division
Richard H. Raborn	EVP Agricultural Division

Executive Compensation Philosophy and Objectives
The compensation program for NEOs is designed to attract, retain and reward talented executives who have the experience and ability to contribute materially to the Company’s long-term success and thereby build value for our stockholders.  The program is intended to provide competitive base salaries as well as short-term and long-term incentives which align management and stockholder objectives and provide the opportunity for NEOs to participate in the success of the Company and its individual business units.  In setting management pay levels, the Committee considers the Company’s historical practices, the past pay levels of the CEO and other NEOs, and Company and individual performance.  The program’s annual cash incentive and its longer term equity incentive compensation provide potential upside for exceeding financial targets with downside risk for missing performance targets.  This balances retention with reward for delivering increased stockholder value and provides closely aligned objectives for Company management and stockholders.  The Company’s success in retaining key employees is evidenced by the fact that the CEO and NEOs of the Company have an average tenure with the Company of more than 10 years.
Compensation and Governance Practices
The Compensation Committee periodically reviews what it considers to be best practices in governance and executive compensation.

	WHAT WE DO		WHAT WE DON'T DO
›	Pay for performance, aligning executive pay with Company results with annual say on pay vote by Company stockholders	›	No change in control severance provisions
›	Maintain appropriate mix of fixed and variable pay to balance retention with Company goals	›	No employment contracts with executive officers
›	Use of representative peer group for the development of appropriate compensation levels	›	No hedging and pledging of Company stock by executive officers above required share ownership levels
›	Retain independent compensation consultant for benchmarking purposes	›	No excise tax gross-ups on change of control
›	Require significant stock ownership by Company executives	›	No excessive perquisites for executive officers

Compensation Committee Responsibilities
The Compensation Committee of the Board has responsibility for establishing, implementing, monitoring and approving the compensation program for NEOs and other selected key executives and managers of the Company.  The Committee reviews and recommends proposed compensation program changes, salaries, annual cash incentive compensation amounts and equity compensation for the NEOs and key managers to the Board for approval.  The Committee acts pursuant to its charter that has been approved by the Board.

The Committee has the sole responsibility for retaining compensation consultants and for determining the terms and conditions of their engagement, including fees. The Committee also evaluates and recommends compensation for directors. The Committee engaged Longnecker in 2015 and 2016 to provide consulting services that included a review and analysis of the Company's compensation program and the development of an appropriate peer group for the Committee's review and consideration. At the Committee's request, Longnecker also evaluated the current roles and responsibilities of each our NEOs and other senior officers to ensure parity with the expected and customary job description for each executive position. The Committee used Longnecker’s services in making a competitive assessment of the Company’s compensation program for executives and directors, and to evaluate relevant peer company data. In 2017 and 2018, Longnecker was engaged to provide benchmarking information with respect to certain of our executive positions that had undertaken increased responsibilities and to provide updated information to the Committee concerning executive and director compensation based on peer group review and analysis.
Market Alignment of Executive Compensation
The Committee aims to set NEO compensation at sufficiently competitive levels within the agricultural and industrial equipment manufacturing industry, as well as within a broader group of companies of comparable size and complexity, in order to attract, retain and motivate its executive officers. For compensation benchmarking purposes, the Committee, with assistance from Longnecker, has developed an appropriate peer group of companies based on the following criteria: (i) industry commonality; (ii) annual revenues in line with our Company's annual revenues; (iii) comparable total assets; (iv) comparable market capitalization; (v) similar enterprise value; and (vi) operational footprint similarities. Periodically, the Committee reviews and updates the Company's peer group in light of the above-stated evaluation criteria. For 2018, the Company's peer group was unchanged from its 2017 peer group and consisted of the following companies:

PEER GROUP COMPANIES
EnPro Industries, Inc.	Mueller Water Products, Inc.
Astec Industries, Inc.	Federal Signal Corp.
Altra Industrial Motion Corp.	Tennant Company
Lindsay Corporation	Columbus McKinnon Corporation
Titan International Inc.	Briggs & Stratton Corporation

Role of the CEO and the Compensation Committee in Compensation Decisions

The Compensation Committee reviews and recommends all compensation for the CEO to the Board of Directors for its approval.  The Committee reviews recommendations by the CEO for the compensation of other NEOs as well as other senior managers and designated key employees.  The CEO annually reviews the performance of each NEO (other than the CEO, whose performance is reviewed by the Compensation Committee).  The recommendations based on these reviews, including salary adjustments, annual cash incentive awards and equity awards, are presented to the Compensation Committee.  The Committee reviews these recommendations and can exercise its discretion in modifying and recommending adjustments as deemed appropriate.  The decision is then recommended by the Compensation Committee to the Board for its approval.  Decisions regarding compensation for other key managers participating in the the Company's Executive Incentive Plan (as described below) are made by the CEO and other NEOs of the Company and are reviewed by the Compensation Committee.

In its compensation decision-making process, the Compensation Committee considers whether the Company's executive compensation and benefits program serves the best interests of the Company's stockholders. In that respect, as part of its ongoing review of the Company's executive compensation program, the Compensation Committee considered our last advisory vote on NEO compensation which occurred at our 2018 Annual Meeting pursuant to which our stockholders approved the non-binding "say-on-pay" resolution by a vote in excess of 92% of the votes cast at the annual meeting, and determined that the Company's executive compensation philosophy, compensation objectives and compensation elements continue to be appropriate and aligned with the interests of our stockholders. Accordingly, the Company did not make any changes to the executive compensation program in response to such stockholder vote.
Components of Executive Compensation
The principal components of the Company's compensation program include:

•Annual base salary;
•Annual cash incentive compensation; and
•Long term equity incentive compensation.

We also provide our executive officers with certain perquisites as well as other benefits, including contributions to the Company's Supplemental Executive Retirement Plan and employee benefits that are generally available to non-executive employees of the Company.

Annual Base Salary

The Company provides NEOs and other key managers with competitive annual base salaries to compensate them appropriately for services rendered during the fiscal year.  The Committee primarily considers the following for each of the NEOs as well as other executive officers and designated key employees:

•the Company’s and business unit’s performance and individual contributions to that performance;
•professional experience and experience in the position;
•market competitiveness;
•in selected cases, other relevant factors; and
•recommendations of executive officers for key employees.

The base salary level for Ronald A. Robinson, President and Chief Executive Officer, is normally recommended by the Committee and approved by the Board of Directors in February of each year, with an effective date of May 1. The base salary levels for all of our NEOs, other executive officers and designated key employees are also determined by the Committee based on those factors described in the preceding paragraph and are approved and generally reset on the same dates as for the CEO.

 For 2018, the Committee recommended to the Board for approval and the Board approved an increase in salaries for the CEO and NEOs and designated key employees effective May 1, 2018.  Mr. Robinson’s salary for 2018 increased from $667,400 to $710,000.  The salary increases for the remaining NEOs were as follows: Mr. Davies from GBP 250,000 to GBP 262,500 ($322,000 for December 31, 2017 using the exchange rate of 1.2889 and $351,000 for December 31, 2018 using the exchange rate of 1.3353); Mr. Leonard from $350,000 to $368,000;  Mr. Raborn from $318,000 to $335,000; and Mr. Malone from $301,000 to $321,000. Increases in base salaries were subject to criteria such as cost of living increase, performance of the Company, performance of the Division, asset management, cash flow and responsiveness to market conditions, and took into account the peer group analysis and benchmarking review performed with assistance and input from Longnecker.

For 2019, the Committee recommended to the Board for approval and the Board approved an increase in salaries for the CEO and NEOs and designated key employees effective May 1, 2019.  Mr. Robinson’s salary for 2019 was increased from $710,000 to $755,000.  The salary increases for the remaining NEOs were as follows: Mr. Davies from GBP 262,500 to GBP 270,000 ($351,000 for December 31, 2018 using the exchange rate of 1.3353 and $351,000 for December 31, 2019 using the estimated exchange rate of 1.3000); Mr. Leonard from $368,000 to $392,000;  Mr. Raborn from $335,000 to $353,000; and Mr. Malone from $321,000 to $340,000. Increases in base salaries were subject to criteria such as cost of living increase, performance of the Company, performance of the Division, asset management, cash flow and responsiveness to the overall labor market and general market conditions.

Annual Cash Incentive Compensation

The Board of Directors has adopted the Company's Executive Incentive Plan (the “EIP”), which is a cash incentive plan that allows the Company to reward its NEOs and key managers based upon three factors:
•the overall performance of the Company;
•the performance of the segment of the Company or Division and/or business unit in which the employee is expected to contribute; and
•the individual performance of the employee.

In March of each year, the Compensation Committee reviews proposed changes, if any, to the EIP, and then adopts incentive targets for the current year.  The Compensation Committee, in its sole discretion, is entitled to interpret the EIP.  Amounts under the EIP program are not deemed fully earned until paid.

EIP incentives for our CEO and other NEOs include a 75% objective component and 25% subjective component. All estimated incentives under the EIP are accrued and expensed monthly during each fiscal year and paid within 75 days after the end of the fiscal year.

Generally, the primary objective incentive criteria are either the projected diluted earnings per share (EPS), return on assets (ROA) or the projected earnings before interest and taxes (EBIT) for the Company as a whole or the relevant Divisions, subsidiaries or units, which include an appropriate accrual for the estimated payments under the EIP.   Actual earnings are actual EBIT calculated in a manner consistent with the target earnings and include adequate accruals to cover all estimated payments under the EIP.   EPS, ROA and EBIT for any given year are subject to possible revisions by the Committee if the Committee deems it appropriate to adjust for the effects of items such as extraordinary additions to or reversals of reserves, gains on bargain purchase, goodwill impairment, acquisitions and divestitures, restructuring costs, gains or losses from the sale of assets, and operating income and expenses of discontinued operations.  Some EIP participants may have additional objective criteria other than just EPS, ROA or EBIT.  For example, some may have specific targets on inventory control, asset management, return on investment, or other criteria specific to that individual participant's area of responsibility.  In these cases, the objective targets are 75% of the total incentive target with a 25% subjective component. As a result of the uncertain tax effects associated with the Tax Cuts and Jobs Act of 2017 (the "TCJA"), the Board determined that a more appropriate objective incentive criteria for 2018 was pre-tax income instead of the EPS criteria that had been used in prior years.

For 2018, the objective component of the EIP was based on one or more of the following criteria: (i) the relationship between target pre-tax income and actual pre-tax income; (ii) the relationship between target EBIT and actual EBIT; and (iii) the relationship between target ROA and actual ROA achieved, as more particularly described below for the Company or each relevant Division, subsidiary or business unit.  Target earnings for the Company and its Divisions, subsidiaries and units are approved at the beginning of each plan year by the Board of Directors based on management’s proposed financial plan for the year considering previous earning trends, anticipated market conditions and appropriate goals for earnings growth.

Actual payments under the objective components of the 2018 EIP could range from 0% to 200% of established target payments on the basis of performance. In 2018 and 2017, all NEOs received a percentage of compensation for their objective component.  In 2016, only Mr. Davies, Mr. Raborn and Mr. Leonard received a percentage of compensation for their objective components.

 Actual payments under the subjective components of the 2018 EIP could range from 0% to 150% of established target payments on the basis of performance goals. In 2018, 2017 and 2016, all NEOs received a percentage of compensation for their subjective components. Based on the actual performance level as a percentage of target earnings, the EIP incentive payout is graduated by the incremental performance change beginning at the starting EIP payment threshold of actual earnings to determine the incentive earned.

For 2018, the Committee recommended, and the Board of Directors approved, the weighting and criteria for the objective and subjective components of the plan relating to Mr. Robinson. The objective component for Mr. Robinson was pre-tax income subject to adjustments for any extraordinary items (such as, in the case of pre-tax income, goodwill impairment, acquisitions, certain one-time operating expenses) as determined by the Committee. This metric helped align management with the interest of our stockholders. The Committee set the pre-tax income target at $91,009,000 for Mr. Robinson.  For 2018, payouts under the EIP for Mr. Robinson were based on the following:

Objective Component	Criteria

75%
0% of target payment if less than the target pre-tax income ($78.25 million) is met; 50% of target payment if identified target pre-tax income ($78.25 million) is met; 75% of target payment if identified target pre-tax income ($86.5 million) is met; 100% of target payment if identified target pre-tax income ($91 million) is met; and 200% of target payment if identified maximum target pre-tax income ($100.6 million) is met or exceeded, in each case with incremental increases to determine the incentive earned.

Subjective Component	Criteria

5%	Maintain growth of Company operations at above average rates
5%	Develop acquisition activity and overall steady flow of acquisition targets
5%	Achieve continuous improvement at under-performing business units
5%	Maintain compliance with regulatory standards
5%	Avoid significant business interruptions and minimize risks

For 2018, the Committee also recommended and the Board of Directors approved the weighting and criteria for the objective and subjective components for corporate participants (the Company's executive officers and most key managers - with the exception of our CEO, who is discussed above, and Mr. Davies, Mr. Leonard, Mr. Raborn and operations managers, each of whom has different weightings and criteria based on the respective business unit). For 2018, the objective component for corporate participants was pre-tax income subject to adjustments for any extraordinary items such as goodwill impairment, acquisitions, certain one-time operating expenses as determined by the Committee.  This metric helped align management with the interest of our stockholders.  For 2018, payouts under the EIP for corporate participants (including Mr. Malone) were based on the following:

Objective Component	Criteria

75%
0% of target payment if less than target pre-tax income ($78.25 million) is met; 50% of target payment if identified target pre-tax income ($78.25 million) is met; 75% of target payment if identified target pre-tax income ($86.5 million) is met; 100% of target payment if identified target pre-tax income ($91 million) is met; and 200% of target payment if identified maximum target pre-tax income ($100.6 million) is met or exceeded, in each case with incremental increases to determine the incentive earned.

Subjective Component	Criteria

25%	Based on individual subjective criteria

In the case of Mr. Davies, Mr. Raborn, Mr. Leonard and other key operations managers, the criteria and weighting for the objective and subjective components of the plan are as follows:

Objective Component	Criteria

50%	Actual EBIT for the relevant business unit vs. target EBIT for the relevant business unit

25%	Actual ROA for the relevant business unit vs. target ROA or Actual inventory turns for the relevant business unit vs. Target inventory turns

Subjective Component	Criteria

25%	Based on individual subjective criteria

Since the specific quantitative targets for the business units are confidential, we do not publicly disclose these targets for several reasons, including our belief that disclosure would cause us competitive harm.  We believe disclosing the quantitative targets would provide competitors and other third parties with insights into the Company’s internal confidential strategic and planning processes and other confidential matters, which might allow our competitors to predict certain business strategies. The intent is to set the targets at challenging but achievable levels, which normally require performance improvements year over year.

The chart below reflects each NEO’s Target incentive as a percentage of base salary at 100% of target performance.

NEO	% of Base Salary Incentive at Target Performance
Ronald A. Robinson	100%
Geoffrey Davies	40%
Richard H. Raborn	40%
Jeffery A. Leonard	40%
Dan E. Malone	35%

In 2018 on a consolidated level, the Company achieved $93,653,000 of the target pre-tax income.  This resulted in an objective incentive payout of 128% of the Target.  Mr. Davies achieved 99% of the Target EBIT criteria, for a 98% Target payout. He received a 76% payout for return on assets. Mr. Raborn achieved 88% of Target EBIT criteria, for a 83% Target payout and a 0% payout for return on assets. Mr. Leonard achieved 115% of Target EBIT criteria, for a 200% Target payout and a 137% payout for return on assets.

In March 2019, the Committee approved total non-equity incentive and special performance bonus payments of $5,482,429 for the 2018 performances to participating employees.  Total incentive payments for all EIP participants expensed in 2017 and paid in March 2018 were $7,069,272.

Included in these totals were payments to Ronald A. Robinson, President and Chief Executive Officer, of $912,350 ($681,600 related to the objective component of the EIP and $230,750 related to the individual subjective component of the EIP) and $1,333,022 ($1,001,100 related to the objective component of the EIP, $231,922 related to the individual subjective component of the EIP, and $100,000 as an extra performance bonus for Mr. Robinson's efforts related to the completion of the Santa Izabel and RPM acquisitions) applicable to 2018 and 2017, respectively.  The primary factors affecting Mr. Robinson’s compensation include, among other things, his overall leadership of the Company, the growth of the Company, the management of the Company, succession planning, risk assessment, corporate strategy, return on assets, and his efforts contributing to the continued long-term success of the Company.

Mr. Davies’ non-equity incentive compensation was $126,945 ($92,820 related to the objective component of the EIP and $34,125 related to the individual subjective component of the EIP) and $189,150 ($140,440 related to the objective component of the EIP and $48,750 related to the individual subjective component of the EIP) for 2018 and 2017, respectively.  The primary factors affecting Mr. Davies’ compensation include, among other things, leadership of the European Division, productivity, efficiency, increased market coverage throughout Europe, consistent profitability in all European operations, succession planning, and his efforts contributing to the continued long-term success of the Company.

 Mr. Raborn’s non-equity incentive compensation was $97,485 ($55,610 related to the objective component of the EIP and $41,875 related to the individual subjective component of the EIP) and $257,140 ($184,440 related to the objective component of the EIP, $47,700 related to the individual subjective component of the EIP and $25,000 as an extra performance bonus for Mr. Raborn's efforts related to the Santa Izabel acquisition) for 2018 and 2017, respectively.  The primary factors affecting Mr. Raborn’s compensation include, among other things, leadership of the Agricultural Division, productivity, efficiency, consistent profitability in all agricultural units, adherence to annual budgets, succession planning, development of new international markets, and his efforts contributing to the continued long-term success of the Company.

Mr. Leonard’s non-equity incentive compensation was $252,816 ($197,616 related to the objective component of the EIP and $55,200 related to the individual subjective component of the EIP) and $282,500 ($210,000 related to the objective component of the EIP, $52,500 related to the individual subjective component of the EIP, and $20,000 as an extra performance bonus for Mr. Leonard's efforts related to the RPM acquisition) for 2018 and 2017, respectively.  The primary factors affecting Mr. Leonard’s compensation include, among other things, leadership of the Industrial Division, productivity, efficiency, consistent profitability in all industrial units, adherence to annual budgets, and his efforts contributing to the continued long-term success of the Company.

 Mr. Malone’s non-equity incentive compensation was $149,987 ($107,856 related to the objective component of the EIP and $42,131 related to the individual subjective component of the EIP) and $197,531 ($158,025 related to the objective component of the EIP and $39,506 related to the individual subjective component of the EIP) for 2018 and 2017, respectively.  The primary factors affecting Mr. Malone’s compensation include, among other things, his involvement in cost control initiatives, developing corporate benchmarking standards, expanding international procurement capabilities, expense management, his contribution to the Company’s achievement of its objective goals and to the enhancement of stockholder return, and his efforts contributing to the continued long-term success of the Company.

Awards made to the NEOs under the EIP for performance in 2018 are reflected in the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table on page 24.

Long-Term Equity Incentive Compensation

The Company’s equity award programs align stockholder value and long-term compensation.  These programs provide an opportunity for increased equity ownership by our executives while maintaining competitive levels of total compensation.

From time to time the Committee has recommended, and the Board of Directors has granted, equity awards which have consisted of qualified and non-qualified stock options and restricted stock awards to NEOs, key employees and directors.  Equity award levels vary among participants based on their performance, responsibilities and positions within the Company.

Equity awards are granted to a limited number of key employees who the Committee believes have a level of responsibility that can impact the overall performance of the Company or a major segment thereof.  They may also be issued to non-employees who are members of the Board of Directors.  The amount of the grants and frequency are at the complete discretion of the Board of Directors, based on recommendations from the Compensation Committee.  These awards are used to provide a longer-term incentive than annual cash bonuses and are viewed as encouraging key employee retention.  Since the ultimate value of the award is tied to the Company’s stock price, it further aligns the individual’s performance with the interests of our stockholders.

Stock options are granted at the NYSE’s closing price of the Company’s Common Stock on the effective date of grant and thus will have no ultimate value unless the value of the Company’s Common Stock appreciates.  The Company has never granted options with an exercise price that is less than the closing price of the Company’s Common Stock on the grant date, nor has it granted options which are priced on a date other than the effective date of the grant. We do not grant options during blackout periods when insider transactions are prohibited.  The Committee believes these options provide a significant incentive for the option holders to enhance the value of the Company’s Common Stock by continually improving the Company’s performance.

All qualified and non-qualified options granted by the Committee become vested and exercisable for 20% of the total optioned shares after one year following the grant and for an additional 20% of the total optioned shares after each succeeding year until the option is fully exercisable.  The options have a term of 10 years.  Other than as provided in the following sentence, an employee or Director option holder may exercise only vested options within 30 days of termination of employment

(not for cause), 30 days of retirement, or 1 year of death. If the option holder is at least 62 years of age and has at least 5 years of service with the Company, then all outstanding options become fully vested upon termination of employment (not for cause), retirement or death.

In 2009, our stockholders approved the 2009 Equity Incentive Plan that allows for the issuance of non-qualified stock options, restricted stock or restricted stock units or any combination thereof.  Non-qualified stock options issued under the Plan become vested and exercisable for 20% of the total optioned shares after one year following the date of grant and for an additional 20% of the total optioned shares after each succeeding year until the option is fully exercisable.  Restricted stock and restricted stock units generally vest over four years at 25% per year.  The awards are valued at the closing price of the Company’s common stock on the NYSE on the date of the grant. The 2009 Equity Incentive Plan will expire on May 7, 2019 and our Board has approved the 2019 Equity Incentive Plan, which is more particularly described in Proposal No. 3 of this Proxy Statement, and subject to approval by the Company's stockholders at the 2019 Annual Meeting. The 2019 Equity Incentive Plan allows for the issuance of non-qualified stock options, restricted stock and both time-based and performance-based restricted stock units or any combination thereof.

In 2015, our stockholders approved the 2015 Incentive Stock Option Plan that allows for the issuance of incentive stock options.

In 2018, the Company awarded Mr. Robinson a restricted stock award of 11,000 shares because of his individual performance and leadership. The award (a) will vest in equal annual installments over the four-year period commencing on the first anniversary of the date of the award (which was May 9, 2018) provided that he is employed by the Company on each such date (subject to certain exceptions), and (b) has a value price equal to the closing price of the Company’s common stock on the New York Stock Exchange on each vesting date.  The award is subject to vesting upon a Change in Control, as defined in the relevant plan under which it was issued. The restricted stock awards were issued under the Company’s 2009 Equity Incentive Plan.
In 2018, the Company awarded Mr. Davies a restricted stock award of 1,600 shares because of his individual performance and leadership. The award (a) will vest in equal annual installments over the four-year period commencing on the first anniversary of the date of the award (which was May 9, 2018) provided that he is employed by the Company on each such date (subject to certain exceptions), and (b) has a value price equal to the closing price of the Company’s common stock on the New York Stock Exchange on each vesting date.  The award is subject to vesting upon a Change in Control, as defined in the relevant plan under which it was issued. The restricted stock awards were issued under the Company’s 2009 Equity Incentive Plan.
In 2018, the Company awarded Mr. Raborn a restricted stock award of 2,200 shares because of his individual performance and leadership. The award (a) will vest in equal annual installments over the four-year period commencing on the first anniversary of the date of the award (which was May 9, 2018) provided that he is employed by the Company on each such date (subject to certain exceptions), and (b) has a value price equal to the closing price of the Company’s common stock on the New York Stock Exchange on each vesting date.  The award is subject to vesting upon a Change in Control, as defined in the relevant plan under which it was issued. The restricted stock awards were issued under the Company’s 2009 Equity Incentive Plan.
In 2018, the Company awarded Mr. Leonard a restricted stock award of 2,200 shares because of his individual performance and leadership. The award (a) will vest in equal annual installments over the four-year period commencing on the first anniversary of the date of the award (which was May 9, 2018) provided that he is employed by the Company on each such date (subject to certain exceptions), and (b) has a value price equal to the closing price of the Company’s common stock on the New York Stock Exchange on each vesting date.  The award is subject to vesting upon a Change in Control, as defined in the relevant plan under which it was issued. The restricted stock awards were issued under the Company’s 2009 Equity Incentive Plan.
In 2018, the Company awarded Mr. Malone a restricted stock award of 1,800 shares because of his individual performance and leadership. The award (a) will vest in equal annual installments over the four-year period commencing on the first anniversary of the date of the award (which was May 9, 2018) provided that he is employed by the Company on each such date (subject to certain exceptions), and (b) has a value price equal to the closing price of the Company’s common stock on the New York Stock Exchange on each vesting date.  The award is subject to vesting upon a Change in Control, as defined in the relevant plan under which it was issued. The restricted stock awards were issued under the Company’s 2009 Equity Incentive Plan.

Supplemental Retirement Plan

The Board of Directors of the Company adopted the Alamo Group Inc. Supplemental Executive Retirement Plan (the “SERP”), effective as of January 3, 2011.  The SERP benefits certain key management or other highly compensated employees of the Company and/or certain subsidiaries who are selected by the Compensation Committee and approved by the Board to participate (which participants include Mr. Robinson, Mr. Malone, Mr. Leonard and Mr. Raborn). Mr. Davies became a participant of the SERP on January 1, 2018.

The SERP is intended to provide a benefit from the Company upon retirement, death or disability, or a change in control of the Company.  Accordingly, the SERP obligates the Company to pay to a participant a Retirement Benefit (as defined in the SERP) upon the occurrence of certain payment events to the extent a participant has a vested right thereto.  A participant’s right to his Retirement Benefit becomes vested in the Company’s contributions upon 10 years of Credited Service (as defined in the SERP) or a change in control of the Company.  With the exception of Mr. Davies, the Retirement Benefit is based on 20% of the final three year average salary of each participant on or after his or her Normal Retirement Age (65 years of age). In the case of Mr. Davies, who became a participant of the SERP on January 1, 2018, the Retirement Benefit is based on 17% of the final three year average salary for Mr. Davies on or after his Normal Retirement Age (65 years of age).   In the event of the participant’s death or a change in control, the participant’s vested Retirement Benefit will be paid in a lump sum to the participant or his or her estate, as applicable, within 90 days after the participant’s death or a change in control, as applicable.  In the event the participant is entitled to a benefit from the SERP due to disability, retirement or other termination of employment, the benefit will be paid in monthly installments over a period of fifteen years.

Perquisites

The Company’s NEOs and key managers receive various perquisites provided by or paid for by the Company.  These perquisites can include memberships in social and professional clubs, car allowances, a 401(k) restoration plan, and gross-up payments equal to the taxes payable on certain perquisites:

-	Club memberships - reimbursement for dues and business expenses, usually negotiated at start of employment or as a result of a change in position or a promotion;
-
Car allowances/company vehicles - an allowance is paid monthly for usage of a personal vehicle or a company vehicle is provided where required, also usually negotiated at start of employment or as a result of a change in position or a promotion;

-	401(k) restoration plan - provides a supplemental compensation benefit to a select group of executive officers and highly compensated employees who cannot participate at the same level as other employees of the Company;
-	Gross-up payments - provided in certain limited situations, such as commuting and relocation expenses, that are taxable events;
-	Retirement Plans in other countries; and
-	Reimbursement of certain commercial airfare, hotel and vehicle expenses in connection with Mr. Robinson’s commuting that was approved by the Committee.

We provide these perquisites because, in many cases, such as membership in social and professional clubs, the perquisites are often used by the executives for business-related activities and entertainment, and these perquisites are provided by many companies to their NEOs and are therefore necessary to enable the Company to retain and recruit capable managers.  With respect to the last item listed above, the Board agreed to reimburse certain expenses in connection with Mr. Robinson’s commuting from his home in Colorado Springs, Colorado, to the Company’s corporate office in Seguin, Texas, including commercial airfare, hotel and car rental.

The Committee reviews the perquisites provided to the NEOs on an annual basis, in an attempt to ensure that they continue to be appropriate in light of the Committee’s overall goal of designing an appropriate compensation program for NEOs.

Other Benefits

NEOs and other key executives participate in all other employee benefits generally offered to Company employees.

Tax Implications

Section 162(m) of the Internal Revenue Code (the “Code”) limits the amount of compensation paid to our CEO and other NEOs that may be deducted by us for federal income tax purposes in any fiscal year to $1,000,000. With respect to the 2017 taxable year and prior years, “performance-based” compensation that has been approved by our stockholders and otherwise has satisfied the performance-based requirements under Section 162(m) of the Code was not subject to the Code’s $1,000,000 deduction limit. As a result of the TCJA, the exception under Section 162(m) of the Code for qualified performance-based compensation has been eliminated, so that all compensation paid to our CEO and other NEOs in excess of $1 million will be nondeductible in 2018 and in future tax years. We do not anticipate that the changes in tax law as a result of the TCJA will result in any material changes to our compensation program.
Compensation Committee Report
The Compensation Committee of the Board of Directors oversees the Company’s compensation program on behalf of the Board.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement to be filed with the SEC.

COMPENSATION COMMITTEE

David W. Grzelak, Chair
Robert P. Bauer, Member
Eric P. Etchart, Member
Richard W. Parod, Member

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

The following table describes the annual compensation for our NEOs for the fiscal years 2018, 2017 and 2016.

Name and Principal Position	Year	Salary ($)(1)	Bonus Payments ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change of Pension Value ($)(4)	All Other Compensation ($)(5)(6)	Total ($)
Ronald A. Robinson President & CEO	2018	695,254	—	1,017,500	—	912,350	12,758	132,947	2,770,809
	2017	658,088	100,000	839,900	—	1,233,022	171,933	133,354	3,136,297
	2016	629,942	100,000	548,700	—	240,188	158,227	148,560	1,825,617

Geoffrey Davies EVP & Managing Director, Alamo Group Europe Ltd. (7)	2018	329,607	—	148,000	—	126,945	1,728	60,110	666,390
	2017	317,929	—	125,985	—	189,150	—	57,957	691,021
	2016	320,284	—	82,305	—	122,976	—	59,255	584,820

Jeffery A. Leonard EVP Industrial Division	2018	368,846	—	203,500	—	252,816	61,081	24,283	910,526
	2017	345,154	20,000	167,980	—	262,500	102,427	23,125	921,186
	2016	334,339	25,000	109,740	—	80,640	78,176	27,680	655,575

Richard H. Raborn EVP Agricultural Division	2018	329,115	—	203,500	—	97,485	38,313	26,470	694,883
	2017	313,500	25,000	167,980	—	232,140	53,428	22,265	814,313
	2016	299,808	—	109,740	—	218,380	65,491	16,830	710,249

Dan E. Malone EVP & CFO, Principal Financial Officer	2018	314,077	—	166,500	—	149,987	(2,584)	16,491	644,471
	2017	297,885	—	125,985	—	197,531	65,556	17,028	703,985
	2016	287,846	15,000	54,870	—	38,325	95,488	19,386	510,915

1With the exception of Mr. Davies, the Company pays NEOs on a bi-weekly basis. In 2016, 2017 and 2018, the salaries represent 26 normal pay periods. Mr. Davies is paid on a monthly basis.
2The amounts shown in these columns constitute restricted stock awards and options, as applicable, granted under the Company’s equity incentive programs.  The amounts are valued based on the aggregate grant date fair value of the award in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718.  See Note 1 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC 718. The grant date fair value for the restricted stock awards was determined in accordance with FASB ASC 718 to be $92.50 (which was the market price on the day of grant, May 9, 2018).
3EIP incentives approved and paid in 2017, 2018 and 2019.
4The amount reflects the increase in present value of accumulated benefits under the Supplemental Executive Retirement Plan (SERP).
5With the exception of Mr. Davies (who is discussed in note 6) and Mr. Robinson (who is discussed below), amounts represent the Company's contribution under the Alamo Group (USA) Inc. tax-qualified 401(k) plan (the “401(k) Plan”). In the case of Mr. Robinson, each year the amounts include perquisites in excess of $10,000 which include reimbursement of commuting expenses ($83,021 in 2018, $75,005 in 2017, and $87,382 in 2016), a car allowance, club dues, relocation expense and restoration payments pursuant to the Alamo Group Inc. 401(k) Restoration Plan.  Such restoration payments are equivalent to matching contributions that would have been or would be made under the Company's 401(k) plan but were forgone due to certain limitations on contributions to 401(k) plans in the Internal Revenue Code of 1986.
6Mr. Davies’ amount reflects Alamo Group Europe Ltd.’s contribution to Mr. Davies’ retirement plan in the United Kingdom.
7Mr. Davies’ compensation was paid in British pounds and is reflected in U.S. dollars based on the average daily exchange rate of British pounds to U.S. dollars for the year, which was 1.3353 in 2018, 1.2889 in 2017, and 1.3556 in 2016.

Employment Agreements

All NEOs of the Company serve at the discretion of the Board of Directors.  The NEOs are appointed to their positions by the Board until the next annual meeting of directors or until their successors have been duly qualified and appointed.  There are currently no employment agreements with any NEOs of the Company.

2018 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant-Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ronald A. Robinson	—	—	710,000	1,331,250	—	—	—	—	—	—	—
	5/9/2018	—	—	—	—	—	—	11,000	—	—	1,017,500
Geoffrey Davies	—	—	136,500	255,938	—	—	—	—	—	—	—
	5/9/2018	—	—	—	—	—	—	1,600	—	—	148,000
Jeffery A. Leonard	—	—	147,200	276,000	—	—	—	—	—	—	—
	5/9/2018	—	—	—	—	—	—	2,200	—	—	203,500
Richard H. Raborn	—	—	134,000	251,250	—	—	—	—	—	—	—
	5/9/2018	—	—	—	—	—	—	2,200	—	—	203,500
Dan E. Malone	—	—	112,350	210,656	—	—	—	—	—	—	—
	5/9/2018	—	—	—	—	—	—	1,800	—	—	166,500

1Amounts shown are estimated possible payouts for fiscal 2018 under the Company’s Executive Incentive Plan.  These amounts are based on the individual’s fiscal 2018 base salary and position.  The maximum amounts shown are 200% of the objective target and 150% of the subjective target.  Actual incentives received by the NEOs for fiscal 2018 are reported in the summary compensation table under the column entitled “Non-Equity Incentive Plan Compensation.”
2Represents the number of shares of restricted stock awarded to the named executive officers under the 2009 Equity Incentive Plan.
3The amounts awarded to the named executive officers represent the value of the restricted stock based on the aggregate grant date fair values of the awards determined pursuant to FASB ASC 718.  See Note 1 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC 718.  The grant date fair value for the restricted stock awards was determined to be $92.50 (which was the market price on the day of grant, May 9, 2018).

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2018:

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Shares, Rights that have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units, or other Rights that have Not Vested ($)
	Exercisable (#)	Unexercisable (#)
Ronald A. Robinson	—	—	—	—	—	2,500(3)	193,300	—	—
	—	—	—	—	—	5,000(4)	386,600	—	—
	—	—	—	—	—	7,500(5)	579,900	—	—
	—	—	—	—	—	11,000(6)	850,520	—	—
	20,000(1)	5,000(1)	—	53.51	05/12/2024	—	—	—	—
Geoffrey Davies	—	—	—	—	—	250(3)	19,330	—	—
	—	—	—	—	—	750(4)	57,990	—	—
	—	—	—	—	—	1,125(5)	86,985	—	—
	—	—	—	—	—	1,600(6)	123,712	—	—
	—	600(1)	—	53.51	05/12/2024	—	—	—	—
Jeffery A. Leonard	—	—	—	—	—	500(3)	38,660	—	—
	—	—	—	—	—	1,000(4)	77,320	—	—
	—	—	—	—	—	1,500(5)	115,980	—	—
	—	—	—	—	—	2,200(6)	170,104	—	—
	2,000 **	—	—	32.76	05/08/2022	—	—	—	—
	3,200(1)	800(1)	—	53.51	05/12/2024	—	—	—	—
Richard H. Raborn	—	—	—	—	—	500(3)	38,660	—	—
	—	—	—	—	—	1,000(4)	77,320	—	—
	—	—	—	—	—	1,500(5)	115,980	—	—
	—	—	—	—	—	2,200(6)	170,104	—	—
	500(2)	2,000(2)	—	54.24	05/11/2025	—	—	—	—
Dan E. Malone	—	—	—	—	—	250(3)	19,330	—	—
	—	—	—	—	—	500(4)	38,660	—	—
	—	—	—	—	—	1,125(5)	86,985	—	—
	—	—	—	—	—	1,800(6)	139,176	—	—
	3,200 **	—	—	26.45	05/09/2021	—	—	—	—
	2,150 **	—	—	42.70	05/06/2023	—	—	—	—
	2,000(1)	500(1)	—	53.51	05/12/2024	—	—	—	—
1Options were awarded in 2014 then vest annually in five equal installments.
2Options were awarded in 2015 then vest annually in five equal installments.
3Restricted stock awarded in May 2015 and vests annually in four equal installments.
4Restricted stock awarded in May 2016 and vests annually in four equal installments.
5Restricted stock awarded in May 2017 and vests annually in four equal installments.
6Restricted stock awarded in May 2018 and vests annually in four equal installments.

OPTION EXERCISES AND STOCK VESTED IN 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ronald A. Robinson	25,000	1,290,838	7,500	699,350
Geoffrey Davies	600	24,630	1,000	93,060
Jeffery A. Leonard	2,000	126,120	1,500	139,870
Richard H. Raborn	500	20,790	1,500	139,870
Dan E. Malone	4,000	212,512	875	81,498

PENSION BENEFITS

The following table quantifies the "deferred benefit" pension benefits expected to be paid from the SERP and the U.K. Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Ronald A. Robinson	SERP	20	1,518,099	—
Geoffrey Davies(2)	SERP	33	625,145	—
Jeffery A. Leonard(3)	SERP	7	429,193	—
Richard H. Raborn(3)	SERP	4	157,232	—
Dan E. Malone	SERP	12	533,730	—

1The estimated present value of accumulated benefits under the SERP is based on a discount rate of 4.1% as of December 31, 2018. The RP-2014 Mortality Table is used for the SERP calculation projected to 2018 for the participants. Participants are assumed to retire at the latest of current age and the plan’s earliest retirement date (age 65) with unreduced benefits. No pre-retirement mortality, retirement, or terminating has been assumed for the present value factors.
2Mr. Davies was added as a participant of the SERP effective on of January 1, 2018. He also receives contributions from Alamo Group Europe Ltd. to his retirement plan in the United Kingdom.
3As of the end of the measurement period (December 31, 2018), Mr. Leonard and Mr. Raborn are not yet vested in the SERP, and have no benefit payable under the SERP.

U.K. Retirement Plan
In addition to the SERP, the Company operates a Group Stakeholder Pension Arrangement in the U.K. (the “U.K. Plan”) in which Mr. Davies participates. Pursuant to the U.K. Plan, contributions are made by both the Company and the employee to a nominated third party private pension company. Contributions are accumulated and are invested by Mr. Davies as he chooses with the third party pension company. From a U.K. government approved draw-down date, the fund may be converted by the employee into a mixture of tax-free lump sum and taxable regular annuity income.
Potential Payments Upon Termination or Change in Control

This section describes the benefits and payments to which each NEO would have been entitled under the Company’s existing plans and arrangements if his employment had terminated or if the Company had undergone a Change in Control, in each case, on December 31, 2018.  For purposes of valuing any outstanding equity awards, we have assumed a per share value of $77.32, the closing market price of the Company’s common stock on December 31, 2018.

General Policies

Prior to the effective date of the SERP on January 3, 2011, the applicable NEOs were not entitled to cash severance payments upon any termination of employment or upon a Change in Control of the Company.  Upon termination, the NEOs receive health and welfare benefits under COBRA that are generally available to all U.S.-based employees who participate in our health benefit plans and accrued vacation pay.  There are no special or enhanced termination benefits under the Company’s stock option plans for the NEOs as compared to non-named executive officer participants. For information with respect to potential payments under the SERP, see "SERP" below.

Termination of Employment / Changes in Control - Equity
A detailed list of the equity awards held by each NEO as of December 31, 2018 is set forth in the “Outstanding Equity Awards at 2018 Fiscal Year-End” table above. The NEOs do not hold any equity awards other than the stock options and the restricted stock awards listed in the table. Other than as provided in the following sentence, each NEO may exercise only vested options within 30 days of termination of employment (not for cause), 30 days of retirement, or 1 year of death. If the NEO is at least 62 years of age and has at least 5 years of service with the Company, the options become fully vested and may be exercised upon termination of the NEO’s employment (not for cause), retirement or death in accordance with their terms.

Stock options granted by the Company include provisions applicable upon a Change in Control, as defined in the applicable equity incentive plan and/or the applicable option agreement. Upon a Change of Control, all incentive stock options issued under our 2015 Incentive Stock Option Plan immediately vest while all non-qualified options issued under our 2009 Equity Incentive Plan immediately vest unless the award is assumed or an equitable substitution is made therefor.

The Company's outstanding restricted stock awards provide that if a NEO ceases to be a service provider for any reason before the restricted stock awards have vested, the NEO's right to the shares of restricted stock will be cancelled. In the event of a Change in Control, as defined in the Company's 2009 Equity Incentive Plan, all restricted stock awards immediately vest, unless the award is assumed or an equitable substitution is made therefor.

The following chart shows the value of restricted stock awards and stock option awards that would have become vested or forfeited for a termination of employment as of December 31, 2018.  For this purpose, restricted stock awards were valued at our closing price as of December 31, 2018 and stock options were valued as the difference between our closing price as of that date and the applicable exercise price of the stock options.

Name	Termination For Cause	Death or Disability		Change in Control	Any Other Involuntary/Voluntary Termination Without Cause
	Forfeit($)	Vesting($)	Forfeit($)	Immediate Vesting($)	Vesting($)	Forfeit($)
Ronald A. Robinson	2,605,570	476,200	2,129,370	2,605,570	476,200	2,129,370
Geoffrey Davies	302,303	—	302,303	302,303	—	302,303
Jeffery A. Leonard	586,424	165,312	421,112	586,424	165,312	421,112
Richard H. Raborn	459,764	11,540	448,224	459,764	11,540	448,224
Dan E. Malone	580,893	284,837	296,056	580,893	284,837	296,056

SERP

The SERP is intended to provide a benefit from the Company upon retirement, death or disability, or a change in control of the Company.  Accordingly, the SERP obligates the Company to pay to a participant a Retirement Benefit (as defined in the SERP) upon the occurrence of certain payment events to the extent a participant has a vested right thereto.  With the exception of Mr. Davies, the Retirement Benefit is based on 20% of the final three year average salary of each participant on or after his or her Normal Retirement Age (65 years of age). In the case of Mr. Davies, who became a participant of the SERP on January 1, 2018, the Retirement Benefit is based on 17% of the final three year average salary for Mr. Davies on or after his Normal Retirement Age (65 years of age). A participant’s right to their Retirement Benefit becomes vested in the Company’s contributions upon 10 years of Credited Service (as defined in the SERP) or a Change in Control of the Company.  In the event of the participant’s death or a Change in Control, the participant’s vested Retirement Benefit will be paid in a lump sum to the participant or his estate, as applicable, within 90 days after the participant’s death or a Change in Control, as applicable.  In the event the participant is entitled to a benefit from the SERP due to disability, retirement or other termination of employment, the benefit will be paid in monthly installments over a period of fifteen years.

The following chart shows the potential payouts under the SERP as of December 31, 2018.

Name	Termination For Cause	Death or Disability (1)		Change in Control	Any Other Involuntary/Voluntary Termination Without Cause (1)
	Forfeit($)	Vesting($)	Forfeit($)	Immediate Vesting($)	Vesting($)	Forfeit($)
Ronald A. Robinson	1,518,099	1,518,099	—	2,017,899	1,518,099	—
Geoffrey Davies	625,145	625,145	—	830,961	625,145	—
Jeffery A. Leonard	429,193	—	429,193	766,257	—	429,193
Richard H. Raborn	157,232	—	157,232	358,292	—	157,232
Dan E. Malone	533,730	533,730	—	914,001	533,730	—

1Death or disability and any other voluntary or involuntary termination values include the present value of accumulated benefits to be paid out in monthly installments over a period of 15 years.

CEO Pay Ratio Disclosure

In accordance with Item 402(u) of Regulation S-K passed as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd Frank Act”), we have calculated the ratio of annual total compensation of the Company’s principal executive officer, Mr. Robinson, relative to the annual total compensation of our median employee (the "CEO Pay Ratio").

As reported in our 2017 Proxy Statement, in determining our median employee for 2017, we (i) collected compensation information concerning all of our approximately 3,000 employees as of December 31, 2017 (not including approximately 260 employees who were the employees of the 3 companies we acquired in 2017) and (ii) annualized the cash compensation values of all full-time and part-time employees who were only employed for a portion of the year (but did not adjust any part-time or seasonal employees to a full-time equivalent). While no cost of living adjustments were used to adjust compensation figures, we were required to translate currencies as of the relevant date of determination for those employees who were employed with our subsidiary companies located outside the United States.

In accordance with applicable SEC rules allowing for the identification of our median employee every three (3) years, we have calculated the CEO Pay Ratio for 2018 using the 2018 annual total compensation of the median employee we identified in 2017.  Our compensation review process yielded the following results:

•2018 Median Employee total annual compensation   $ 57,672
•Mr. Robinson (CEO) total annual compensation for 2018  $2,770,809
•Ratio of CEO to Median Employee Compensation   48:1

We believe the above results are indicative of the equitable and competitive compensation practices that we have implemented across our organization. As previously discussed, our executive compensation program is designed to retain and motivate talented and experienced executives who can materially improve the Company’s long-term value. However, we recognize that our continued success is also highly dependent upon the retention of experienced, motivated and loyal employees at all levels of our organization, and we continually review our compensation practices to ensure that we remain competitive in the employment markets where we operate while maintaining an appropriate balance between executive compensation and our overall compensation levels. In addition to annual base compensation, we provide many of our employees with other non-cash benefits including (i) savings plans, including a 401(k) savings plan for our U.S.-based employees, (ii) wellness programs and (iii) tuition reimbursement/scholarship programs.

DIRECTOR COMPENSATION DURING 2018

The following table sets forth the aggregate compensation awarded to, earned by or paid to our non-employee directors during 2018:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
Roderick R. Baty	96,000	—	74,000	—	170,000
Robert P. Bauer	67,500	—	74,000	—	141,500
Eric P. Etchart	80,000	—	74,000	—	154,000
David W. Grzelak	79,500	—	74,000	—	153,500
Tracy C. Jokinen	77,200	—	74,000	—	151,200
Richard W. Parod	63,000	—	74,000	—	137,000

1Non-employee directors received $3,000 for each meeting of the Board of Directors attended in person, and $1,500 for each meeting of any Committee attended in person, or $600 for each meeting of the Board of Directors or any meeting of any Committee thereof attended by telephone. The Company pays directors who are not employees of the Company a $45,000 retainer per year.  The chairman of the Board receives an additional $30,000 annual retainer (for any independent director who serves as Chairman), the chair of the Audit Committee receives an additional $10,000 annual retainer, the chair of the Compensation Committee receives an additional $6,000 annual retainer, and the chair of the Nominating Corporate Governance Committee receives an additional $5,000 annual retainer. Directors are reimbursed for reasonable expenses incurred as a result of attending meetings of the Board or the Committees. The Board of Directors also receives an annual grant of stock awards.
2No stock options were granted to directors in 2018. As of December 31, 2018, the aggregate deferred stock options outstanding were as follows: Messrs. Baty, Bauer, Etchart and Parod had zero options outstanding; Ms. Jokinen had zero options outstanding; Mr. Grzelak had 8,000 options outstanding.
3The amounts shown in this column represent the full grant date fair value of the restricted stock awards granted in 2018 as computed in accordance with FASB ASC 718. See Note 1 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC 718. The grant date fair value for the restricted stock awards was determined in accordance with FASB ASC 718 to be $92.50 (which was the market price on the day of grant, May 9, 2018). As of December 31, 2018, the restricted stock awards were as follows: Mr. Baty had 800 shares; Mr. Bauer had 800 shares; Mr. Etchart had 800 shares; Mr. Grzelak had 800 shares; Ms. Jokinen had 800 shares: and Mr. Parod had 800 shares.

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing stockholders with a vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with Securities and Exchange Commission rules. This vote is intended to provide an overall assessment of our executive compensation program rather than focus on a specific individual or item of compensation.

As described in the "Compensation Discussion and Analysis" section of this Proxy Statement, we believe in pay for performance. Accordingly, the goal of our executive compensation program is to motivate and retain highly-talented executives who are critical to the success of our Company and to enhance the Company’s performance by providing compensation to key managers who have the ability by the nature of their positions to significantly affect the operational effectiveness and financial performance of the Company or one of its subsidiaries. The program is intended to align management and stockholder objectives and provide the opportunity for executives to participate in the success of the Company with elements designed to reward both short-term and long-term success.  Stockholders are encouraged to carefully review the "Compensation Discussion and Analysis" section of this Proxy Statement for a more detailed discussion of our executive compensation program. With respect to our last advisory vote on NEO compensation, which occurred at our 2018 Annual Meeting, our stockholders expressed their support by approving the non-binding advisory vote with more than 92% of shares voting in favor of our NEO compensation program at that time.

The vote on this proposal gives our stockholders the opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, we are asking our stockholders to indicate their support for the compensation of our NEOs by voting FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in this Proxy Statement.”

As an advisory vote, this proposal is not binding upon our Board of Directors or the Company. However, we expect that our Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of the vote when making future compensation decisions for our CEO and NEOs.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal No. 2 if you want to have your broker vote your shares on the matter.

Approval of the say-on-pay proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER AND NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT, AND WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY, PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3 - APPROVAL OF THE 2019 EQUITY INCENTIVE PLAN

Background
The Board of Directors believes that the future success of the Company will depend, in large measure, on its ability to attract, retain and motivate executives with outstanding training, experience and ability. The Company must compete with other businesses recruiting and retaining high quality executive talent.
The Board of Directors and its Compensation Committee have determined that the adoption of a new incentive plan is necessary to give the Company the flexibility and advantages needed to adapt its compensation practices to today’s changing marketplace and to replace the 2009 Equity Incentive Plan which expires May 7, 2019.
Based upon the recommendation of the Compensation Committee, the Board of Directors has unanimously approved the Alamo Group Inc. 2019 Equity Incentive Plan (the “2019 Plan” or the “Plan”), subject to Stockholder approval at the Annual Meeting. The 2019 Plan is designed to support the Company’s long-term business objectives in a manner consistent with our executive compensation philosophy. The Board believes that by allowing the Company to continue to offer its employees and directors long-term compensation through the 2019 Plan, the Company will promote the following key objectives:
•aligning the interest of employees with those of the stockholders through increased employee ownership of the Company; and
•attracting, motivating and retaining experienced and highly qualified employees who will contribute to the Company’s financial success.
Directors and employees of the Company and its affiliates are eligible to receive awards under the 2019 Plan, but awards are generally limited to Company executives, key management employees and directors.
Accordingly, the Board has approved the 2019 Plan and recommends its approval by stockholders. The 2019 Plan would govern grants of non-qualified stock options, restricted stock awards and time-based and performance-based restricted stock units to employees and directors. Upon approval of the 2019 Plan by stockholders, the Plan will become effective on May 2, 2019.
Plan Summary
The following summary of the 2019 Plan is qualified in its entirety by reference to the text of the 2019 Plan which is set forth in Appendix A to this Proxy Statement.
The purpose of the 2019 Plan is to provide additional incentive to those officers, employees, and directors of the Company and its direct and indirect subsidiaries whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the long-term commitment of such persons to the Company and its direct and indirect subsidiaries, and to help the Company and its direct and indirect subsidiaries secure and retain the services of such key persons.
The 2019 Plan will be administered by the Compensation Committee. The Compensation Committee shall have the power to select the individuals to whom non-qualified stock options, restricted stock, and restricted stock units will be granted, determine the terms and conditions of awards to be made under the 2019 Plan, and interpret the provisions of the 2019 Plan. Presently all members of the Compensation Committee are “non-employee directors” as defined in Rule 16b-3(b)(i) of the Securities Exchange Act of 1934.
The number of shares of Common Stock authorized for issuance under the 2019 Plan is 500,000, subject to adjustment in the event of stock splits, recapitalization, or other similar events affecting the Common Stock.  Shares of Common Stock to be issued under the 2019 Plan may be unissued Common Shares, issued Common Shares held in the Company’s treasury, or any combination thereof. To the extent that (i) an option expires or is otherwise cancelled or terminated, (ii) Common Stock subject to an award of restricted stock or restricted stock units is forfeited, or (iii) Common Stock is withheld from payment to satisfy tax withholding requirements, such Common Stock will again be available for issuance under the 2019 Plan. The 2019 Plan will remain in effect for ten years unless terminated earlier, but awards granted prior to the end of the 2019 Plan term may extend beyond the term.  The types of awards that may be granted under the plan include non-qualified stock options, restricted stock, and time-based and performance-based restricted stock units.
The option price of each share purchasable under any option granted under the 2019 Plan shall not be less than 100% of the fair market value thereof at the date of grant. Options will be exercisable for a term of not more than ten (10) years. Unless otherwise determined by the Compensation Committee, and subject to certain change in control events which could accelerate vesting, options will vest ratably over a period of five (5) years.

Restricted stock issued under the 2019 Plan will be held in escrow by the Company after the date of grant, unless the Compensation Committee determines otherwise, until the restricted period for the restricted stock has ended and all other restrictions have lapsed. Unless otherwise determined by the Compensation Committee, the restricted period for restricted stock shall end as to twenty-five percent (25%) of the total shares of restricted stock per year, meaning restricted stock will vest over a period of four (4) years. During the restricted period, grantees will be treated as stockholders, and will have the right to receive dividends and distributions and to vote.
Restricted stock units issued under the 2019 Plan will not be issued or paid by the Company until a later date specified in the applicable award agreement granting the restricted stock units. In respect of time-based restricted stock units, each restricted stock unit will have a value equal to the fair market value of a share of Common Stock. Once vesting occurs, the grantee will be entitled to receive an amount in cash, shares of Common Stock, or a combination thereof equal, per unit, to the fair market value of a share of Common Stock on the date on which the restricted stock unit vests. In respect of performance-based restricted stock units, each restricted stock unit will entitle the grantee to receive cash, shares of Common Stock, or a combination thereof, the amount of which will depend upon the target performance criteria stated in the award agreement as compared to actual performance achieved over the applicable vesting period. The amount received by the grantee at vesting will generally vary based upon the attainment of threshold, target and maximum levels of performance. Grantees of restricted stock units will not be treated as stockholders unless and until shares of Common Stock are issued to the grantee with respect to vested restricted stock units.
Federal Income Tax Consequences of the 2019 Equity Incentive Plan
The following discussion is for general information only and is based on the federal income tax laws now in effect, which are subject to change. This summary does not discuss all aspects of federal income taxation which may be important to individual participants. Moreover, this summary does not address specific state, local or foreign tax consequences of the 2019 Equity Incentive Plan. This summary assumes that the Common Stock acquired under the 2019 Equity Incentive Plan will be held as a “capital asset” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended.
Non-qualified Stock Options
A participant will generally not be subject to federal income taxation upon the grant of a non-qualified stock option (“NSO”). Rather, at the time of exercise of an NSO, the participant will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares on the date the NSO is exercised over the amount paid by the participant to purchase the shares. The Company will generally be entitled to a corresponding tax deduction at such time and in the same amount that the participant recognizes ordinary income.
If shares of Common Stock acquired upon exercise of an NSO are later sold or exchanged, then the difference between the sales price and the fair market value of the Common Stock at the time of exercise will generally be taxable as capital gain or loss.
Restricted Stock and Restricted Stock Units
A participant holding restricted stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting. The Company will generally be entitled to a corresponding tax deduction at such time and in the same amount that the participant recognizes ordinary income.
A participant holding restricted stock units will not be taxed until those units are actually paid out (whether in the form of shares or cash), at which time the participant will realize ordinary income in an amount equal to the fair market value of the units and any cash received at the time of payout. The Company will generally be entitled to a corresponding tax deduction at such time and in the same amount that the participant recognizes ordinary income.
Capital Gain or Loss on Stock
Net capital gain (i.e., generally, capital gain in excess of capital losses) recognized by a participant upon the sale of shares of Common Stock held for more than twelve months will generally be subject to tax at a rate of 0%, 15%, or 20%, and may also be subject to the 3.8% Net Investment Income Tax, in each case depending upon the participant's tax bracket.  Net capital gain recognized from the sale of shares of Common Stock held for twelve months or less will be subject to tax at ordinary income rates (and may also be subject to the Net Investment Income Tax).
New Plan Benefits
The granting of awards under the 2019 Plan is discretionary and, as of the date of this Proxy Statement, the Company has made no awards pursuant to the 2019 Plan.
To be adopted, the proposed plan requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereon. All proxies will be voted “FOR” this plan unless a contrary choice is indicated.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSED ALAMO GROUP INC. 2019 EQUITY INCENTIVE PLAN WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY.

Information on Alamo Group Inc.’s Equity Compensation Plans

The following table provides information on the shares that are available under the Company’s stock compensation plans and, in the case of plans where stock options may be granted, the number of shares of common stock issuable upon exercise of those stock options. The Company currently does not have an Equity Compensation Plan not approved by the Stockholders.

The numbers in the table are as of December 31, 2018, the last day of Alamo Group Inc.’s 2018 fiscal year.

	A	B	C
Equity Compensation Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities that remain available for future issuance under equity compensation plans (excluding securities reflected in column A)
Plans approved by stockholders
First Amended and Restated 1999 Non-Qualified Stock Option Plan	8,000	$11.45	—
2005 Incentive Stock Option Plan	84,470	$39.03	—
2009 Equity Incentive Plan	107,836	$72.26	146,075
2015 Incentive Stock Option Plan	55,700	$66.08	336,450
Plans not approved by stockholders	—	—	—
Total	256,006		482,525

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors desires to engage the services of KPMG LLP for the fiscal year ending December 31, 2019.  The Audit Committee has appointed KPMG LLP to audit the financial statements of the Company for fiscal 2019 and report on those financial statements.  Stockholders are being asked to vote FOR the ratification of the appointment.  If stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its appointment.

Fees Incurred by the Company for KPMG LLP

The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG LLP for fiscal 2018 and 2017.

	2018	2017
Audit Fees (1)	$1,728,000	$1,574,000
Audit-Related Fees (2)	10,000	26,000
Tax Fees (3)	686,000	980,000
All Other Fees (4)	—	—
Total	$2,424,000	$2,580,000

1Both 2018 and 2017 Audit Fees include: (i) the audit of our consolidated financial statements included in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) comfort letters, consents and other services related to SEC and other regulatory filings; and (iv) the audit of management’s reports on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 (Section 404).
2Audit-Related Fees in 2018 and 2017 include fees related to acquisitions and advisory services.
3Tax Fees in 2018 and 2017 include tax compliance, tax planning and tax advice.  Tax compliance, tax planning and tax advice services include the review of U.S. federal, state and local income tax returns, tax advice regarding R&D tax credits as well as tax review and advice on International taxes.
4Other than as described in this proxy statement, there were no other professional services rendered in 2018 or 2017.

Audit Committee’s Preapproval Policy and Procedures

Our Audit Committee has adopted policies and procedures for the preapproval of audit and non-audit services for the purpose of maintaining the independence of our independent auditors.  These policies and procedures are reviewed at least annually.  We may not engage our independent auditors to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s preapproval policies and procedures. On an annual basis, the Audit Committee may preapprove services that are expected to be provided to the Company by the independent auditors during the following twelve months.

The Audit Committee may also preapprove particular services on a case-by-case basis. In assessing requests for services by the independent auditors, the Audit Committee considers whether such services are consistent with the auditor's independence, whether the independent auditors are likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company's ability to manage or control risk or improve audit quality.

Representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions concerning the fiscal year ending December 31, 2018 and make a statement should they so desire.

Vote required. This recommendation must be approved by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. All proxies will be voted “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent auditor unless a contrary choice is indicated.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2019, WHICH IS DESIGNATED AS PROPOSAL NO. 4 ON THE ENCLOSED PROXY. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of Common Stock to file with the SEC reports regarding their ownership and changes in ownership of our securities.  The Company believes that, through March 15, 2019, its directors, executive officers and beneficial owners of more than 10% of the Common Stock complied with all Section 16(a) filing requirements.

In making this statement, the Company has relied upon examination of the copies of Forms 3, 4 and 5 and amendments thereto, provided to Alamo Group Inc., and the written representations of its directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock.

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Proposals from stockholders intended to be presented at the 2020 Annual Meeting, pursuant to Rule 14a-8 under the Exchange Act, must be received in writing by the Company at its principal executive offices not later than November 30, 2019. The Company's principal executive offices are located at 1627 East Walnut Street, Seguin, Texas 78155. Please direct all such proposals to the attention of the Company's Secretary.
Stockholders intending to present a proposal at the 2020 Annual Meeting, but not to include the proposal in our proxy statement or to nominate a person as a director, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that such proposal must be submitted in writing to the Secretary of the Company at our principal executive offices no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2020 annual meeting no earlier than January 3, 2020 and no later than February 2, 2020. The notice must contain the information required by the Bylaws, a copy of which is available upon request to the Company's Secretary.

PROXY SOLICITATION

The cost of soliciting proxies by the Board of Directors will be borne by the Company. Proxies may be solicited through the mail and through telephonic communications or meetings with stockholders or their representatives by directors, officers and other employees of the Company who will not receive special compensation for these services.

The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.

OTHER MATTERS

No business other than the matters set forth in this Proxy Statement is expected to come before the Annual Meeting, but should any other matters requiring a vote of stockholders arise, including a question of adjourning the Annual Meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interests of the Company. If any of the nominees for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his/her place in what they consider the best interests of the Company.

The Company is enclosing with this proxy a copy of the Company's Annual Report on Form 10-K including financial statements and schedules thereto filed with the SEC for the year ended December 31, 2018. Any request for exhibits should be in writing addressed to Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

      By Order of the Board of Directors

 /s/ Edward T. Rizzuti
Edward T. Rizzuti
Secretary
March 15, 2019

APPENDIX A

ALAMO GROUP INC.
2019 EQUITY INCENTIVE PLAN

Section 1. Background and Purpose of the Plan.

(a) Background. The name of this plan is the Alamo Group Inc. 2019 Equity Incentive Plan (the “Plan”). Alamo Group Inc., a Delaware corporation (the “Company”), established an incentive compensation plan known as the “First Amended and Restated 1999 Non-Qualified Stock Option Plan” which was effective August 31, 1999 and expired as of July 6, 2009. The “2009 Equity Incentive Plan” was effective as of May 7, 2009 and expires as of May 7, 2019. Subject to the approval of the Company’s stockholders, the Company now desires to adopt the Plan as of May 2, 2019.

(b) Purpose. The purpose of the Plan is to provide incentives to those officers, employees, and directors of the Company and its direct and indirect subsidiaries whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the long-term commitment of such persons to the Company and its direct and indirect subsidiaries, and to help the Company and its direct and indirect subsidiaries secure and retain the services of such key persons. To accomplish such purposes, the Plan provides that the Company may grant Nonqualified Stock Options, Restricted Stock, and time-based and performance-based Restricted Stock Units.

Section 2. Definitions.

For purposes of the Plan, in addition to terms defined elsewhere in the Plan, the following terms shall be defined as set forth below:

(a) “Award” means an award of Options, Restricted Stock, or time-based or performance-based Restricted Stock Units under the Plan.

(b) “Award Agreement” means, with respect to any Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means, unless otherwise provided in an Award Agreement, the first to occur of any one of the events set forth in the following paragraphs:

(i) a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (as such terms are defined in Section 13(d)(3) of the Exchange Act), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Shares representing more than fifty percent (50%) of the total voting power of the issued and outstanding stock of the Company entitled to vote in the election of directors of the Company (“Voting Stock”) and such person or group has the power and authority to vote such Shares; provided, however, that for purposes of this subsection (i), the acquisition of additional Shares by any one person or group who have then been owners of 10% or more of the Shares of the Company for a continuous period at least ten (10) years will not be considered a Change in Control; or

(ii) a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iii) any sale, lease, exchange, or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (together with the assets of the Company’s direct and indirect subsidiaries) to any person or more than one person acting as a group (as such terms are defined in Section 13(d)(3) of the Exchange Act); provided, however, that for purposes of this subsection (iii), a transfer of assets by the Company to an entity that is controlled by the Company’s stockholders immediately after the transfer will not be considered a Change in Control; or

(iv) the consummation of a merger or consolidation of the Company with another entity in which immediately following the consummation of the transaction, those stockholders of the Company immediately before the consummation of the transaction cease to own collectively at least fifty percent (50%) of the Voting Stock of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(f) “Committee” means the Compensation Committee of the Board, as appointed from time to time by at least a majority of the whole Board.

(g) “Common Shares” means the shares of common stock, par value $0.10 per share, of the Company.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(i) “Fair Market Value” of a Share on a particular date shall mean (1) the closing sale price reported for such Share on the national securities exchange or national market system on which such Share is principally traded on such date (or, if there were no trades on such date, on the most recently preceding day on which there was a sale thereon), or (2) if the Shares are not then listed on a national securities exchange or national market system, or if the value of such Shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion. In making such determination, the Committee should (but is not required to) use a valuation method that is presumed reasonable under Treas. Reg. §1.409A-1(b)(5)(iv)(B)(2). If the Committee does not use a method that is presumed reasonable, the Committee nevertheless shall use a method designed to comply with the reasonableness requirements of Treas. Reg. §1.409A-1(b)(5)(iv)(B).

(j) “Nonqualified Stock Option” means an Option that by its terms is a nonqualified stock option and that will not be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

(k) “Option” means a right to purchase Shares, granted to a Participant pursuant to the Plan. As used herein, the term “Option” shall include only a Nonqualified Stock Option, and the Plan shall be construed in a manner that will effectuate the intent for all Options granted hereunder to be treated as Nonqualified Stock Options.

(l) “Participant” means the holder of an outstanding Award.

(m) “Restricted Stock” means Shares issued pursuant to an Award Agreement in accordance with Section 7 of the Plan.

(n) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(o) “Service Provider” means an employee, officer, or director of the Company or any of the Company’s direct or indirect subsidiaries. For purposes of this paragraph, the term “direct or indirect subsidiaries” shall refer only to those subsidiaries that qualify as eligible issuers of the Company’s stock under Treas. Reg. §1.409A-1(b)(5)(iii)(E).

(p) “Shares” means the Common Shares and the common equity of any successor entity.

Section 3. Shares Subject to the Plan.

(a) There shall be reserved and available for issuance under the Plan 500,000 Common Shares. In determining the terms and conditions of an Award hereunder, the Committee shall not impose any conditions on the Common Shares (such as a mandatory repurchase obligation or a put or call right) that would cause the Common Shares issued under the Award not to be considered “Service Recipient Stock” under Treas. Reg. §1.409A-1(b)(5)(iii).

(b) To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised as to the underlying Shares, (ii) any Shares subject to any award of Restricted Stock or Restricted Stock Units are forfeited, or (iii) Shares are withheld from payment of an Award in satisfaction of any minimum federal, state, local, or foreign withholding requirements, such Shares shall again be available for issuance in connection with future Awards granted under the Plan. The Shares issued under the Plan may be authorized but unissued Common Shares, reacquired Common Shares, issued Common Shares held in the Company’s treasury, or any combination of the foregoing.

(c) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

Section 4. Administration of the Plan.

(a) The Plan shall be administered by the Committee. The Committee shall consist solely of two or more “Non-Employee Directors,” as defined in Rule 16b-3(b)(3)(i) of the Exchange Act.

(b) To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3 of the Exchange Act.

(c) The Committee shall have the power and authority, in its discretion:

(i) to select the Service Providers to whom Awards may be granted hereunder;

(ii) to determine whether and to what extent Options, Restricted Stock, or Restricted Stock Units are to be granted hereunder to Service Providers;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards granted hereunder;

(vi) to adopt, alter, and rescind rules and regulations relating to the Plan as it shall from time to time deem advisable; and

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan.

In exercising such discretion pursuant to this Section 4(c), the Committee shall ensure that a grant of Options, Restricted Stock, or Restricted Stock Units is structured so as not to cause a deferral of compensation under Code §409A and the Regulations thereunder.

(d) The Committee’s decisions, determinations, and interpretations will be final, conclusive, and binding on all persons, including the Company and the Participants. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

Section 5. Eligibility.

The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among Service Providers. The Committee shall have the authority to grant to any Service Provider Options, Restricted Stock, or Restricted Stock Units, in accordance with the terms of the Plan.

Section 6. Options.

(a) General. Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement. The provisions of each Option need not be the same with respect to each Participant. The Committee shall determine the Service Providers to whom, and the time or times at which, awards of Options shall be made, and the terms of such Options, not inconsistent with the terms of the Plan. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Committee shall determine, which Award Agreement shall set forth, among other things, the exercise price of the Option, the term of the Option, and provisions regarding exercisability of the Option granted thereunder. The Options granted under the Plan must be Nonqualified Stock Options. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b) –(h) of this Section 6 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(b) Exercise Price. The per share exercise price of Shares purchasable under an Option shall be determined by the Committee in its sole discretion at the time of the grant, but shall not be less than 100% of the Fair Market Value per Share as of the date of grant.

(c) Option Term. The term of such Option shall be fixed by the Committee, but no Option shall be exercisable more than ten (10) years after the date such Option is granted.

(d) Exercisability and Vesting. Options shall be exercisable and vested at such time or times and subject to such terms and conditions as shall be determined by the Committee in its sole discretion. Unless otherwise provided in an Award Agreement, Options shall vest and become exercisable at the rate of 20% of the Shares subject to the Option on the first anniversary of the date of grant, and as to an additional 20% of the Shares subject to the Option on each of the four succeeding anniversaries on the date of grant, but only to the extent that the Participant has continuously been a Service Provider through each such date. In accordance with Code §409A, if the Committee selects an exercise and vesting schedule other than that set forth in this paragraph, such exercise and vesting schedule shall be fixed as of the date of the Option grant and shall not include any feature for the deferral of compensation other than deferral of recognition of income until the later of (i) the exercise or disposition of the Option under Treas. Reg. §1.83-7 or (ii) the time the stock acquired pursuant to the exercise of the Option first becomes substantially vested (as defined in Treas. Reg. §1.83-3(b).

(e) Method of Exercise. An Option may be exercised in whole or in part prior to the expiration of such Option by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan.

(f) Rights as a Stockholder. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) certificate(s) evidencing such Shares promptly after the Option is exercised.

(g) Nontransferability of Options. The Participant shall not be permitted to sell, transfer, pledge, or assign any Option other than by: (i) will or the laws of descent and distribution, or (ii) a qualified domestic relations order within the meaning of Section 414(p) of the Code or any similar instrument. All Options shall be exercisable during the Participant’s lifetime only by the Participant.

(h) Termination of Relationship as a Service Provider.

(1) Termination other than for Death. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as a Service Provider as a result of the Participant’s death, the Participant may exercise his or her Option within ninety (90) days of such termination of service to the extent such Option is vested on the date Participant ceases to be a Service Provider, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. If on the date the Participant ceases to be a Service Provider the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after Participant ceases to be a Service Provider, the Participant does not exercise his or her Option within the ninety (90) days described above, the Option will terminate, and the Shares covered by the Option will revert to the Plan.

(2) Termination by Reason of Death. If a Participant either (i) dies while a Service Provider, or (ii) dies within the ninety (90) day period following the date the Participant ceases to be a Service Provider as described in Section 6(h)(1) above, the Option may be exercised within twelve (12) months following the Participant’s death to the extent such Option is vested on the date of Participant’s death, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Such Option may be exercised by the personal representative of the Participant’s estate, or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution, provided that documentation satisfactory to the Committee establishing the right of such personal representative or heir to receive the Option from Participant is provided to the Committee. If on the date the Participant dies the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after Participant dies, the Participant’s Option is not exercised within the twelve (12) months described above, the Option will terminate, and the Shares covered by the Option will revert to the Plan.

Section 7. Restricted Stock.

(a) General. Awards of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant. The Committee shall determine the Service Providers to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of the Restricted Stock, and the Restricted Period (as defined in Section 7(c)) applicable to awards of Restricted Stock.

(b) Awards and Escrow. The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Committee may specify after the award date. Each Participant who is granted an Award of Restricted Stock shall be issued a share certificate in respect of such Shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award; provided, however, that unless the Committee determines otherwise, (i) the Company as escrow agent will hold the share certificates for all Shares of Restricted Stock until the Restricted Period has ended and all restrictions on such Shares have lapsed, and (ii) as a condition of Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(c) Nontransferability of Restricted Stock. The Committee, in its sole discretion, shall determine in the terms of the Award Agreement and the period during which the Restricted Stock Award shall be subject to restrictions on transferability (the “Restricted Period”). During the Restricted Period, the Participant shall not be permitted to sell, transfer, pledge, hypothecate, or assign Shares of Restricted Stock awarded under the Plan except by: (i) will or the laws of descent and distribution, or (ii) a qualified domestic relations order within the meaning of Section 414(p) of the Code or any similar instrument. The Committee, in its sole discretion, may impose such other restrictions and conditions on Shares of Restricted Stock as it may deem advisable or appropriate, including the attainment of corporate or individual performance goals.

(d) Removal of Restrictions. Unless otherwise provided in an Award Agreement, the Restricted Period shall end as to 25% of the total Shares of Restricted Stock granted in an Award on the first anniversary of the date of grant, and as to an additional 25% of the total Shares of Restricted Stock granted in an Award on each of the three succeeding anniversaries of the date of grant, but only to the extent that the Participant has continuously been a Service Provider through each such date. Shares of Restricted Stock covered by Restricted Stock grants made under the Plan will be released from escrow on a rolling basis as Restricted Periods end, such Shares to be released as soon as practicable after the last day of the particular Restricted Period applicable to the Shares, or at such other time as the Committee may determine.

(e) Rights as a Stockholder. Except as provided in Sections 7(b) and (c) above or as otherwise provided in an Award Agreement, the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive all dividends and distributions paid with respect to such Shares and to vote such Shares. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(f) Termination of Relationship as a Service Provider. Except as otherwise provided in an Award Agreement, if a Participant ceases to be a Service Provider for any reason during the Restricted Period, the Participant’s rights to Shares of Restricted Stock for which restrictions have not lapsed will be forfeited back to the Company and the Participant shall have no further rights thereto.

Section 8. Time-Based and Performance-Based Restricted Stock Units.

(a) General. Awards of time-based and performance-based Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The provisions of the awards of Restricted Stock Units need not be the same with respect to each Participant. The Committee shall determine the Service Providers to whom, and the time or times at which, awards of Restricted Stock Units shall be made, the number of Restricted Stock Units to be awarded, and the vesting period (as described in Section 8(c)) applicable to awards of Restricted Stock Units.

(b) Awards. A Restricted Stock Unit Award shall be similar in nature to a Restricted Stock Award except that no Shares are actually issued to a Participant (or held in escrow for the benefit of Participant) until a later date specified in the applicable Award Agreement. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share unless otherwise stated in the applicable Award Agreement.

(c) Vesting. The Committee, in its sole discretion, shall determine in the terms of the Award Agreement the vesting schedule and other restrictions and conditions to which the Restricted Stock Unit Award will be subject. The Committee may set vesting criteria based upon continued employment, the achievement of Company-wide, business unit, or individual performance goals, or any other basis determined by the Committee in its discretion. For this purpose, such performance goals may be based upon absolute or relative objectives or metrics including (by way of example) total sales, sales growth, total earnings, earnings before interest, taxes, depreciation and amortization, earnings growth, return on equity, earnings per share, return on capital, gross margin, operating margin, total shareholder return, Common Share price, increase in Common Share price, gross or net income or profit, operating income or profit, cash flow, market share, increase in market share, expansion, retention and cost reduction, and may provide for varying levels of vesting based upon the attainment of threshold, target and maximum levels of performance. Provided that the conditions to the vesting of a Restricted Stock Unit are satisfied, and except as provided in Section 8(e) hereof, upon satisfaction of all vesting conditions with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest.

(d) Benefit Upon Vesting. Upon the vesting of time-based Restricted Stock Units, the Participant shall be entitled to receive, as soon as practicable after the date on which such Restricted Stock Unit vests, an amount in cash, Shares, or a combination of the foregoing (as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement) equal, per unit, to the Fair Market Value of a Share on the date on which such Restricted Stock Unit vests. Upon the vesting of performance-based Restricted Stock Units, the Participant shall be entitled to receive, as soon as practicable after the date on which such Restricted Stock Unit vests, cash, Shares, or a combination of the foregoing (as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement) the amount of which will depend upon the target performance criteria stated in the Award Agreement as compared to actual performance achieved over the applicable vesting period.

(e) Termination of Relationship as a Service Provider. Except as otherwise provided in an Award Agreement, if a Participant ceases to be a Service Provider for any reason before the Restricted Stock Units have vested, the Participant’s rights to unvested Restricted Stock Units shall be cancelled and the Participant shall have no further rights thereto.

Section 9. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee will use its reasonable efforts to notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Committee determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor entity or a parent or affiliate of the successor entity. The Committee will not be required to treat all Awards similarly in the transaction. Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control, all outstanding Shares of Restricted Stock and Restricted Stock Units granted to a Participant that have not theretofore vested shall immediately vest, and each Option granted to a Participant and outstanding at such time shall become fully and immediately vested and exercisable, unless such Awards are either assumed or an equitable substitution is made therefor.

Section 10. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation): (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iv) any combination thereof. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

Section 11. No Effect on Employment or Service.

Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or a Company’s direct or indirect subsidiary, nor will they interfere in any way with the Participant’s right or the Company’s right (or the right of a Company’s direct or indirect subsidiary) to terminate such relationship at any time, with or without cause, to the extent permitted by applicable laws.

Section 12. Term of Plan; Amendment; Termination.

The Plan will become effective upon its adoption by the Board, subject to the approval of the Company’s stockholders. Unless terminated earlier pursuant to the terms of the Plan, the Plan will continue in effect for a period of ten (10) years from the effective date (the “Plan Term”). No Award shall be granted pursuant to the Plan after the end of the Plan Term, but Awards theretofore granted may extend beyond the Plan Term. The Board may at any time amend, alter, suspend or terminate the Plan. The Company shall obtain stockholder approval of any Plan amendment, alteration, suspension, or termination to the extent necessary and desirable to comply with applicable laws. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise by the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Committee.

Section 13. General Provisions.

(a) Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any Shares to be issued hereunder or to effect similar compliance under any state laws.

(b) All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Committee, in its sole discretion, deems necessary or desirable.

(c) No fractional Shares shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(d) If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

(e) The Plan and all Awards shall be governed by the laws of the State of Delaware without regard to its principles of conflict of laws.

ANNUAL MEETING OF STOCKHOLDERS OF

ALAMO GROUP INC.

May 2, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of meeting, proxy statement, annual report and proxy card are available at www.alamo-group.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00033333333330001000 4 050219

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This proxy will be voted as directed. In the absence of such direction, the proxy will be voted "FOR" the nominees listed in Proposal 1 and "FOR" the proposals set forth in Proposal 2, Proposal 3, and Proposal 4.

	FOR	AGAINST	ABSTAIN
1. Election of Directors:			
Roderick R. Baty	☐	☐	☐
Robert P. Bauer	☐	☐	☐
Eric P. Etchart	☐	☐	☐
David W. Grzelak	☐	☐	☐
Tracy C. Jokinen	☐	☐	☐
Richard W. Parod	☐	☐	☐
Ronald A. Robinson	☐	☐	☐
2. Proposal FOR the approval of the advisory vote on the compensation of the named executive officers.	☐	☐	☐
3. Proposal FOR the approval of the Company's 2019 Equity Incentive Plan.	☐	☐	☐
4. Proposal FOR ratification of appointment of KPMG LLP as the Company's Independent Auditors for 2019.	☐	☐	☐

5. In their discretion, act upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

I plan to attend the meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly each holder should sign. When signing as executor, administrator, attorney, corporate officer, custodian, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

ALAMO GROUP INC.

May 2, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, annual report and proxy card are available at www.alamo-group.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00033333333330001000 4 050219

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This proxy will be voted as directed. In the absence of such direction, the proxy will be voted "FOR" the nominees listed in Proposal 1 and "FOR" the proposals set forth in Proposal 2, Proposal 3, and Proposal 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

1. Election of Directors:	FOR	AGAINST	ABSTAIN
Roderick R. Baty	☐	☐	☐
Robert P. Bauer	☐	☐	☐
Eric P. Etchart	☐	☐	☐
David W. Grzelak	☐	☐	☐
Tracy C. Jokinen	☐	☐	☐
Richard W. Parod	☐	☐	☐
Ronald A. Robinson	☐	☐	☐
2. Proposal FOR the approval of the advisory vote on the compensation of the named executive officers.	☐	☐	☐
3. Proposal FOR the approval of the Company's 2019 Equity Incentive Plan.	☐	☐	☐
4. Proposal FOR ratification of appointment of KPMG LLP as the Company's Independent Auditors for 2019.	☐	☐	☐

5. In their discretion, act upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

I plan to attend the meeting. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, corporate officer, custodian, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ALAMO GROUP INC.

Proxy for 2019 Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronald A. Robinson or Edward T. Rizzuti or any one of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Alamo Group Inc., to be held on Thursday, May 2, 2019 at 9:00 a.m., local time, at the Westin Riverwalk Hotel, 420 West Market Street, San Antonio, Texas, on the following matters and in their discretion on any other matters which may come before the Meeting or any adjournments thereof. Receipt of Notice-Proxy Statement dated March 15, 2019 is acknowledged.

(Continued and to be signed on the reverse side)

1.1 14475